UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Dr Pepper Snapple Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Prelimary Copy — Subject to Completion

March 26, 2012

To our Stockholders:

    We are pleased to invite you to attend the annual meeting of stockholders of Dr Pepper Snapple Group, Inc. to be held on Thursday, May 17, 2012 at 10:00 a.m., Central Daylight Time, at the Westin Stonebriar Resort Conference Center, 1549 Legacy Drive, Frisco, Texas 75034.

    Details regarding the business to be conducted, information you should consider in casting your vote and how you may vote are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

    In accordance with rules approved by the Securities and Exchange Commission, this year we are again furnishing proxy materials to our stockholders primarily over the Internet. As a result, we are mailing to many of our stockholders a notice instead of a paper copy of our Proxy Statement and our 2011 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those stockholders can receive a paper copy of our proxy materials, including our Proxy Statement, our 2011 Annual Report and a proxy card or voting instruction form. Stockholders who do not receive a notice will receive a paper copy of the proxy materials by mail.

    Your vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible.

    Thank you for your ongoing support of Dr Pepper Snapple Group.

Sincerely,

Wayne R. Sanders Chairman of the Board

Larry D. Young President and Chief Executive Officer

Prelimary Copy — Subject to Completion

DR PEPPER SNAPPLE GROUP, INC.
5301 Legacy Drive
Plano, Texas 75024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	May 17, 2012, 10:00 a.m., Central Daylight Time
Place of Meeting:	Westin Stonebriar Resort Conference Center, 1549 Legacy Drive, Frisco, Texas 75034
Business to be conducted:	1.
To elect Class I directors — David E. Alexander, Pamela H. Patsley, M. Anne Szostak and Michael F. Weinstein — to hold office for a three-year term and until their respective successors shall have been duly elected and qualified.
	2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2012.
	3.	To approve an advisory resolution regarding the compensation of our Named Executive Officers as disclosed in these materials.
	4.	To consider and vote upon proposed amendments to the Company's Certificate of Incorporation and By-laws to declassify our Board and provide for the annual election of directors.
	5.	To consider and act upon a stockholder proposal if properly presented at the Annual Meeting.
	6.	To transact such other business as may properly come before the meeting.
Adjournments and Postponements:
Any action on the business to be conducted may be considered at the date and time of the Annual Meeting as specified above or at any time or date to which the Annual Meeting may be properly adjourned and postponed.
Record Date:	You are entitled to vote at the Annual Meeting if you were a stockholder of record as of the close of business on March 19, 2012.
Voting Rights:	A holder of shares of our common stock is entitled to one vote, in person or by proxy, for each share of our common stock on all matters properly brought before the Annual Meeting.

YOUR VOTE IS VERY IMPORTANT.

    Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of a proxy card or voting instruction form by mail, you may submit your proxy card or voting instruction form for the Annual Meeting by completing, signing, dating and returning your proxy card or voting instruction form in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled "General Information — Questions and Answers — How can I vote my shares without attending the Annual Meeting?" beginning on page 4 of the Proxy Statement.

    This Notice of Annual Meeting of Stockholders and Proxy Statement and form of proxy are being distributed on or about March 26, 2012.

By Order of the Board of Directors

James L. Baldwin Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL STOCKHOLDERS' MEETING TO BE HELD ON MAY 17, 2012

The Company's Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2011 are available at www.proxyvote.com.

DR PEPPER SNAPPLE GROUP, INC.
5301 Legacy Drive
Plano, Texas 75024

PROXY STATEMENT
for
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 17, 2012

Prelimary Copy — Subject to Completion

DR PEPPER SNAPPLE GROUP, INC.
5301 Legacy Drive
Plano, Texas 75024

PROXY STATEMENT
for
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 17, 2012

GENERAL INFORMATION

QUESTIONS AND ANSWERS

Why did I receive this Proxy Statement?

    This Proxy Statement is being made available to you over the Internet or paper copies of these materials are being delivered to you by mail as a stockholder of record, as of March 19, 2012 (the "record date"), of Dr Pepper Snapple Group, Inc., a Delaware corporation (referred to in this Proxy Statement as the "Company," "we," "us" and "our"), in connection with the solicitation by our Board of Directors (referred to in this Proxy Statement as the "Board") of proxies to be voted at the Annual Meeting of Stockholders to be held on May 17, 2012 (referred to in this Proxy Statement as the "Annual Meeting"). As a stockholder, you are invited to attend the Annual Meeting and are entitled to and are requested to vote on the items of business described in this Proxy Statement.

When and where is the Annual Meeting to be held?

    The Annual Meeting will be held at the Westin Stonebriar Resort Conference Center, 1549 Legacy Drive, Frisco, Texas 75034 on May 17, 2012, at 10:00 a.m., Central Daylight Time, or at any adjournments thereof, for the purposes stated in the Notice of Annual Meeting of Stockholders.

Do I need a ticket to attend the Annual Meeting?

    You will need an admission ticket or proof of ownership of our common stock to enter the Annual Meeting. If you hold shares directly in your name as a stockholder of record and have received a copy of our proxy materials, an admission ticket is attached to your printed proxy card. If you plan to attend the Annual Meeting, please vote your proxy prior to the Annual Meeting but keep the admission ticket and bring it with you to the Annual Meeting.

    If your shares are held beneficially in the name of a broker, trustee or other nominee and you wish to be admitted to the Annual Meeting, you will have to bring either a copy of the voting instruction form provided by your broker, trustee or other nominee, or a copy of a brokerage statement showing your ownership of our common stock as of March 19, 2012.

    If you are representing an entity holding shares, then you must present a proxy signed by that entity evidencing that you are authorized to attend the Annual Meeting and vote the shares or are otherwise representing the entity at the Annual Meeting. If you are representing an entity whose shares are held beneficially in the name of a broker, trustee or other nominee you will have to bring either a copy of the voting instruction form provided by such entity's broker, trustee or other nominee, or a copy of a brokerage statement showing the entity's ownership of our common stock as of March 19, 2012, in addition to the proxy signed by the entity you are representing.

    All stockholders must also present a form of photo identification, such as a valid driver's license or passport, in order to be admitted to the Annual Meeting.

Are Proxy Materials available via the Internet?

    Under rules adopted by the Securities and Exchange Commission ("SEC"), we primarily furnish proxy materials to our stockholders on the Internet, rather than mailing paper copies of the materials (including our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on February 22, 2012 (our "2011 Form 10-K")) to each stockholder. If you received a notice regarding the availability of proxy materials (the "Notice") by mail or electronic mail, you will not receive a paper copy of these proxy materials unless you request one. Instead, the Notice will instruct you as to how you may vote your shares. The Notice will also instruct you as to how you may access your proxy card to vote over the Internet. If you received a Notice by mail or electronic mail and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice.

    The Notice will be mailed on or about March 26, 2012 to our stockholders of record on the record date.

What information is contained in this Proxy Statement?

    This Proxy Statement lets our stockholders know when and where we will hold the Annual Meeting. Additionally, this Proxy Statement:

•
includes information regarding the matters that will be discussed and voted on at the Annual Meeting, and

•
provides information about the Company that our stockholders should consider in order to make an informed decision at the Annual Meeting.

What should I do if I receive more than one Notice about the Internet availability of the proxy materials or more than one paper copy of the proxy materials?

    You may receive more than one Notice (either by mail or electronic mail) or more than one paper or electronic copy of the proxy materials, including multiple paper copies of this Proxy Statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice or a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice or more than one proxy card. If you hold your shares through a broker, bank, trustee or another nominee, rather than owning shares registered directly in their name, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are entitled to direct the voting of your shares by your intermediary. Your intermediary will forward the proxy materials to you with a voting instruction form or provide electronic access to the materials and to voting facilities. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction form that you receive and vote over the Internet the shares represented by each Notice that you receive (unless you have requested and received a proxy card or voting instruction form for the shares represented by one or more of those Notices).

How may I obtain a copy of the Company's 2011 Form 10-K and other financial information?

    Stockholders may request a free copy of our 2011 Annual Report, which includes our 2011 Form 10-K, from:

    Dr Pepper Snapple Group, Inc.
Attn: Investor Relations
5301 Legacy Drive
Plano, Texas 75024

    Alternatively, stockholders can access the 2011 Annual Report, which includes our 2011 Form 10-K and other financial information, on the Investors section of our website at:

www.drpeppersnapplegroup.com

    The Company also will furnish any exhibit to the 2011 Form 10-K if specifically requested.

What items of business will be voted on at the Annual Meeting?

    The items of business scheduled to be voted on at the Annual Meeting are:

Proposal 1:	A proposal to elect Class I directors, David E. Alexander, Pamela H. Patsley, M. Anne Szostak and Michael F. Weinstein, to hold office for a three-year term and until their respective successors shall have been duly elected and qualified.
Proposal 2:	A proposal to ratify the appointment of Deloitte & Touche LLP ("Deloitte & Touche") as our independent registered public accounting firm for fiscal year 2012.
Proposal 3:
A proposal to approve an advisory resolution regarding the compensation of our Named Executive Officers (as defined in the first paragraph of "Historical Executive Compensation Information" on page 45).
Proposal 4:
A proposal to consider and vote on the amendments to the Company's Amended and Restated Certificate of Incorporation (as amended, the "Certificate of Incorporation") and Amended and Restated By-laws (as amended, the "By-laws") to declassify our Board and provide for the annual election of directors.
Proposal 5:	A stockholder proposal if properly presented at the Annual Meeting.

    We also will consider any other business that properly comes before the Annual Meeting.

How does the Board recommend that I vote?

    The Board unanimously recommends a vote:

  1.
  FOR each of the nominees for director listed in these materials and on the proxy card;

  2.
  FOR the ratification of Deloitte & Touche as our independent registered public accounting firm for fiscal year 2012;

  3.
  FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in this Proxy Statement;

  4.
  FOR the amendments to the Company's Certificate of Incorporation and By-laws to declassify our Board and provide for the annual election of directors; and

  5.
  AGAINST the stockholder proposal if properly presented at the Annual Meeting.

What shares can I vote at the Annual Meeting?

    The Board has fixed the close of business on March 19, 2012 as the record date for the Annual Meeting. Only holders of record of the outstanding shares of our common stock at the close of business on the record date are entitled to vote at the Annual Meeting or any adjournments thereof.

    As of the close of business on the record date, we had [    •    ] shares of common stock, $0.01 par value per share, issued and outstanding. A holder of shares of our common stock is entitled to one vote for each share of our common stock, in person or by proxy, on all matters properly brought before the Annual Meeting.

How can I vote my shares at the Annual Meeting?

    Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares for which you are the beneficial owner, but not the stockholder of record, may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Voting in person will replace any previous votes that you submitted by proxy.

How can I vote my shares without attending the Annual Meeting?

    Whether you hold shares directly as the stockholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. There are three ways to vote by proxy:

    By Internet — Stockholders who have received a Notice by mail may submit proxies over the Internet by following the instructions on the Notice. Stockholders who have received a Notice by e-mail may submit proxies over the Internet by following the instructions included in the e-mail. Stockholders who have received a paper copy of a proxy card or voting instruction form by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction form.

    By Telephone — Stockholders of record who live in the United States or Canada may submit proxies by telephone by calling (800) 690-6903 and following the instructions. Stockholders of record who have received a Notice by mail must have the control number that appears on their Notice available when voting. Stockholders of record who received Notice by e-mail must have the control number included in the e-mail available when voting. Stockholders of record who have received a proxy card by mail must have the control number that appears on their proxy card available when voting. Most stockholders who are beneficial owners of their shares, but not stockholders of record, living in the United States or Canada and who have received a voting instruction form by mail may vote by phone by calling the number specified on voting instruction form provided by their broker, trustee or nominee. Those stockholders should check the voting instruction form for telephone voting availability.

    By Mail — Stockholders who have received a paper copy of a proxy card or voting instruction form by mail may submit proxies by completing, signing and dating their proxy card or voting instruction form and mailing it in the accompanying pre-addressed envelope.

    Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (EDT) on May 16, 2012. Votes cast by mail must be received in sufficient time to allow processing. Votes received by mail prior to the day of the Annual Meeting will be processed, but votes received the day of the Annual Meeting may not be processed depending on the time received. Shares represented by duly executed proxies in the accompanying proxy card or voting instruction form will be voted in accordance with the instructions indicated on such proxies or voting instruction forms, and, if no such instructions are indicated thereon, will be voted (i) FOR each of the nominees for election to the Board, (ii) FOR ratification of Deloitte & Touche as our independent registered public accounting firm for fiscal year 2012, (iii) FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in these materials, (iv) FOR the amendment to our Certificate of Incorporation and By-laws to declassify the Board and provide for the annual election of directors and (v) AGAINST the stockholder proposal.

How many shares must be present or represented to conduct business at the Annual Meeting?

    The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the Annual Meeting or any adjournment thereof is necessary to constitute a quorum to transact business.

    Abstentions and broker nonvotes (shares held by brokers, trustees or other nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners of such shares or persons entitled to vote on the matter) will be counted for the purpose of determining whether a quorum is present. If your shares are held by a broker, trustee or other nominee on your behalf and you do not instruct the broker, trustee or other nominee as to how to vote these shares on Proposal 1 (the election of directors), Proposal 3 (the approval of the resolution regarding the compensation of our Named Executive Officers), Proposal 4 (amendments to our Certificate of Incorporation and By-laws to declassify the Board and provide for the annual election of directors) or Proposal 5 (stockholder proposal), the broker, trustee or other nominee may not exercise discretion to vote for or against those proposals. This would be a "broker non-vote" and these shares will not be counted as having been voted on the applicable proposal. With respect to Proposal 2 (ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for fiscal year 2012), the broker, trustee or other nominee may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your broker, trustee or other nominee so your vote can be counted.

What is the voting requirement to approve each of the proposals?

    The following voting requirements will be in effect for each proposal described in this Proxy Statement:

    Proposal 1. To be elected, a director must receive the affirmative vote of the holders of a majority of our common stock which has voting power present in person or represented by proxy and which has actually voted (the number of shares voted "for" a director nominee must exceed the number of votes cast "against" that nominee).

    Proposal 2. Ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of our common stock which has voting power present in person or represented by proxy and which has actually voted (the number of shares voted "for" ratification must exceed the number of votes cast "against" ratification).

    Proposal 3. The advisory (non-binding) resolution to approve the compensation of our Named Executive Officers as disclosed in this Proxy Statement requires the affirmative vote of the holders of a majority of our common stock which has voting power present in person or represented by proxy and which has actually voted (the number of shares voted "for" the resolution must exceed the number of votes cast "against" the resolution).

    Proposal 4. The amendments to our Certificate of Incorporation and By-laws to declassify the Board and provide for the annual election of directors require the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of all outstanding shares of our common stock entitled to vote.

    Proposal 5. The non-binding stockholder proposal requires the affirmative vote of the holders of a majority of our common stock which has voting power present in person or represented by proxy and which has actually voted (the number of shares voted "for" the proposal must exceed the number of votes cast "against" the proposal).

What if I want to change my vote?

    If the enclosed proxy card or voting instruction form is signed and returned, you may, nevertheless, revoke it at any time prior to the Annual Meeting either by (i) your filing a written notice of revocation received by the person or persons named therein, (ii) your attendance at the Annual Meeting and voting the shares covered thereby in person, or (iii) your delivery of another duly executed proxy card or voting instruction form dated subsequent to the date thereof to the addressee named in the enclosed proxy card or voting instruction form.

Who will pay for this solicitation?

    The cost of preparing, assembling, printing and mailing this Proxy Statement and the enclosed proxy card and the cost of soliciting proxies related to the Annual Meeting will be borne by us. We will request brokers, trustees or other nominees to solicit their customers who are beneficial owners of shares of common stock listed of record in name of the broker, trustee or other nominee, and will reimburse such brokers, trustees or other nominees for the reasonable out-of-pocket expenses for such solicitation.

Who will serve as inspector of elections?

    The inspector of elections will be a representative from Broadridge Financial Solutions, Inc.

What happens if additional matters are presented at the Annual Meeting?

    Other than the four items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, James L. Baldwin, Martin M. Ellen and Larry D. Young, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

PROPOSALS

Proposal 1: ELECTION OF DIRECTORS

    Currently, the Board is divided into three classes, each serving three-year terms. As discussed in greater detail in Proposal 4, the Board has approved amending the Company's Certificate of Incorporation and By-laws to declassify the Board and provide for the annual election of directors, subject to the approval of the stockholders at the Annual Meeting. If Proposal 4 is approved by the requisite vote of the stockholders, directors elected at our annual meeting after the year ending December 31, 2012 ("2012 Annual Meeting"), and at each annual meeting thereafter, will be elected for one-year terms. The nominees for Class I directors, if elected at the Annual Meeting, will serve a three-year term.

    This year's nominees for re-election to the Board for a three-year term as Class I directors are {ages are as of the date of the Annual Meeting}:

  David E. Alexander

    Mr. Alexander, age 58, has served as our director since November 2011. Mr. Alexander served in various positions with Ernst & Young L.L.P. between 1975 and 2011. From 2002 until his retirement in September 2011, he served as Vice Chairman and Southwest Region Managing Partner and was a member of the firm's Americas and U.S. Executive Boards and Global Management Group. Since 2003, Mr. Alexander has served as a member of the executive board of Southern Methodist University's Cox Business School and as a member of the Greater Dallas Chamber Executive Committee. Since 2009, Mr. Alexander has served as a national trustee on the board of Boys & Girls Clubs of America and as a board member of the American Heart Association.

  Pamela H. Patsley

    Ms. Patsley, age 55, has served as our director since April 2008. Ms. Patsley served as Executive Chairman of MoneyGram International from January 2009 to September 2009 and has served as Chairman and Chief Executive Officer from September 2009 to present. Previously, Ms. Patsley served as Senior Executive Vice President of First Data Corporation from March 2000 to October 2007 and President of First Data International from May 2002 to October 2007. She retired from those positions in October 2007. From 1991 to 2000, she served as President and Chief Executive Officer of Paymentech, Inc., prior to its acquisition by First Data. Ms. Patsley also previously served as Chief Financial Officer of First USA, Inc. Ms. Patsley served on the board of directors of Molson Coors Brewing Company from 1996 to 2009; Pegasus Solutions, Inc. from 2002 to 2006; and Paymentech, Inc. from 1995 to 1999. In addition to her Chairman's role at MoneyGram International, Ms. Patsley has served on the board of Texas Instruments Incorporated since 2004, where she is currently serving as Chairperson of the audit committee.

  M. Anne Szostak

    Ms. Szostak, age 61, has served as our director since May 2008. Since June 2004, Ms. Szostak has served as President and Chief Executive Officer of Szostak Partners LLC, a consulting firm that advises executive officers on strategic and human resource issues. From 1998 until her retirement in 2004, she served as Corporate Executive Vice President and Director — Human Resources and Diversity of FleetBoston Financial Corporation (now Bank of America). She also served as Chairman and Chief Executive Officer of Fleet Bank — Rhode Island from 2001 to 2003. Ms. Szostak served on the board of directors of ChoicePoint Corporation from 2006 to 2008 and on the board of directors for Spherion Corporation from 2005 to September 2011. Ms. Szostak has served as a director of Belo Corp. since 2004 and Tupperware Brands Corporation since 2000. Ms. Szostak is Governor and Chairperson Emeritus of the Boys & Girls Club of America, Chairperson of the Women and Infants' Hospital of Rhode Island and a member of the Board, and serves on various board committees of the Rhode Island Foundation.

  Michael F. Weinstein

    Mr. Weinstein, age 63, has served as our director since February 2009. Mr. Weinstein co-founded and has served as Chairman of INOV8 Beverage Company LLC ("INOV8") from January 2005 to present. Previously, Mr. Weinstein served as President of Liquid Logic Consulting from January 2004 to December 2004; as President, Global Innovation and Business Development, for Cadbury Schweppes plc from January 2002 to December 2003; and as the Chief Executive Officer of Snapple Beverage Group from May 1997 to December 2001. Mr. Weinstein has served on the board of directors of H.J. Heinz Company since 2006, where he is a member of the audit and the management development and compensation committees.

    For a discussion of specific experience, qualifications, attributes or skills that qualify each of the above members to serve as one of our directors, see "Board of Directors — Selection of Directors" beginning on page 18.

    THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

Proposal 2: RATIFICATION OF DELOITTE & TOUCHE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012

    Deloitte & Touche has been selected by the Audit Committee as our independent registered public accounting firm for fiscal year 2012, subject to ratification by the stockholders. Deloitte & Touche has served as our independent registered public accounting firm since 2008. A representative of Deloitte & Touche is expected to be present at the Annual Meeting. That representative will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

    We are asking our stockholders to ratify the appointment of Deloitte & Touche as our registered independent public accounting firm as a matter of good corporate governance even though ratification is not required by our By-laws, other governing documents or otherwise. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Deloitte & Touche as our independent registered public accounting firm for fiscal year 2012. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during fiscal year 2012 if it is determined that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of shares of our common stock having a majority of the voting power eligible to vote and voting, either in person or by proxy, at the Annual Meeting will be required to ratify the appointment of Deloitte & Touche.

Independent Registered Public Accounting Firm's Fees

    Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories, were as follows:

	2011		2010
	(in 000's)
Audit Fees	$3,185	(1)	$3,488	(2)
Audit-Related Fees	—		—
Tax Fees	—		80
All Other Fees	—		—

Total Fees	$3,185		$3,568

(1)
Audit Fees primarily relate to auditing of our 2011 consolidated financial statements, auditing the Company's assessment of its compliance with Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX") as it relates to internal controls over financial reporting, statutory audits in Mexico and review of our prospectus related to a debt offering.

(2)
Audit Fees primarily relate to auditing of our 2010 consolidated financial statements, auditing the Company's assessment of its compliance with Section 404 of SOX as it relates to internal controls over financial reporting, auditing of tax transactions in Mexico and Canada, and statutory audits in Mexico and review of our private placement and registration statements on Forms 144A, S-3 and S-8.

    The Audit Committee has approved all of our independent registered public accounting firm's audit engagements for fiscal year 2011. All audit and non-audit services provided to us by our independent registered public accounting firm are required to be pre-approved by the Audit Committee in accordance with the policies and procedures set forth in the current Audit Committee Charter available on our website at www.drpeppersnapplegroup.com.

    THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF DELOITTE & TOUCHE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012.

Proposal 3: ADVISORY VOTE ON APPROVING EXECUTIVE COMPENSATION

    In accordance with recent legislation and rules adopted by the SEC, we are providing stockholders with the opportunity to cast an advisory (non-binding) vote on compensation programs for our Named Executive Officers. We currently plan to hold an annual advisory vote on compensation. Our overall executive compensation policies and procedures are described in the "Compensation Discussion and Analysis" section and the tabular disclosures regarding compensation of our Named Executive Officers (together with the accompanying narrative disclosure) in this Proxy Statement. Our compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of our stockholders, as described in the Compensation Discussion and Analysis. The Compensation Committee, which is comprised entirely of independent directors, in consultation with Mercer, a leading human resources consulting firm, oversees our executive compensation program and monitors our policies to ensure they continue to emphasize programs that reward executives for results that are consistent with stockholder interests.

    Our overall executive compensation program is designed to be competitive with other leading companies, similar in size and market capitalization in the beverage and consumer packaged goods industry. The following objectives are the basis for our program design:

•
Total direct compensation targets are designed to be competitive with companies in the markets in which we compete;

•
Compensation is generally performance based, with our overall performance judged against internal goals;

•
A pay-for-performance culture links compensation to both individual and collective performance and will result in differentiated compensation;

•
A substantial percentage of total direct compensation is variable, or "at risk", both through annual incentive compensation and performance-based, long-term equity incentive awards (including stock options and performance-based restricted stock units); and

•
Equity incentive awards are used to align the interests of management with those of our stockholders.

    To accomplish our compensation objectives, our executive officers' total direct compensation in 2011 was comprised of a mix of the following components:

•
base salary;

•
management incentive plan awards (our annual cash incentive program) ("MIP"); and

•
long-term incentive awards, consisting of:

      o  stock options,

      o  performance-based restricted stock units (individually, "PSU" and collectively, "PSUs"), and

      o  time-based restricted stock units (individually, "RSU" and collectively, "RSUs").

    To further align the interests of management and our stockholders, the Company has adopted stock ownership guidelines (See — "Compensation Discussion and Analysis — Stock Ownership Guidelines" beginning on page 41).

  2011 Key Actions

    In 2011 the Compensation Committee took three (3) significant actions related to executive compensation:

•
adopted a PSU program as a part of our long-term equity incentive program to further enhance our pay-for-performance culture and the alignment of our compensation program with the interests of our stockholders, with the performance metrics under the PSU program tied to net income growth and cash flow yield over a three-year period (See — "Compensation Discussion and Analysis — Long-Term Incentive Awards — Specific Programs for 2011" beginning on page 39);

•
discontinued the gross-up payments to our CEO to cover tax costs associated with his personal use of a corporate jet; and

•
adopted a clawback policy (See — "Compensation Discussion and Analysis — Clawback Policy" beginning on page 42).

    Actions like those described above evidence our philosophy of aligning executive compensation with company performance and increasing long-term stockholder value. We will continue to design and implement our executive compensation programs and policies in line with this philosophy to promote superior performance results and generate greater value for our stockholders. For the reasons discussed above, the Board recommends that stockholders vote in favor of the following resolution:

        "RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to the compensation disclosure rules and regulations of the SEC, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion, is hereby APPROVED."

    Because your vote on this proposal is advisory, it will not be binding on the Board. However, the Compensation Committee and the Board will consider the outcome of the vote when making future compensation decisions.

    THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE EXECUTIVE COMPENSATION DISCLOSED IN THIS PROXY STATEMENT.

  Proposal 4: AMENDMENT TO CERTIFICATE OF INCORPORATION AND BY-LAWS TO DECLASSIFY THE BOARD AND PROVIDE FOR ANNUAL ELECTION OF DIRECTORS

    The Board has determined that it would be in the best interests of the Company and its stockholders to amend our Certificate of Incorporation and By-laws to phase out the classification of the Board and provide for the annual election of all directors as described below (the "Declassification Amendments"). The Board has unanimously approved, and recommends that the Company's stockholders approve, the Declassification Amendments. The Board's proposal is a result of its ongoing review of our corporate governance principles and in response to our stockholders.

The Company's Current Classified Board Structure

    Subparagraphs (c), (d) and (g) of Article Ninth of our Certificate of Incorporation and Article III, Sections 3, 4 and 11 of our By-laws currently provide that the Board be divided into three classes, with each class of directors standing for election at every third annual meeting of stockholders. Consequently, at any given annual meeting of stockholders, the Company's stockholders elect only one class of directors, constituting approximately one-third of the entire Board.

Rationale for Declassification

    A classified board generally provides for continuity and stability, promotes a long-term focus and may be beneficial in the event of an unsolicited takeover attempt. When we were spun off from Cadbury, plc ("Cadbury"), we were a new company with no operating history as an independent entity. As a result, Cadbury management determined at that time that a classified board was in the best interests of the Company and its stockholders. Since the spin-off, the Company has built a significant foundation, and its operating history indicates that the Company is strong and viable. In response to input from our stockholders, during 2011, the Board considered the various positions for and against a classified board and recognized that an annual election fosters board accountability, enables stockholders to express a view on each director's performance by means of an annual vote and supports the Company's ongoing efforts to adopt "best practices" in corporate governance. As a result, the Board has concluded that the Declassification Amendments are in the best interests of the Company and its stockholders.

Proposed Declassification

    The Declassification Amendments would not shorten the existing term of any director. Therefore, the directors who have been elected to three-year terms prior to the effectiveness of the Declassification Amendments (including directors elected at the Annual Meeting) will complete those terms. If the Company's stockholders approve the Declassification Amendments, the directors elected at our 2012 Annual Meeting, and at each annual meeting thereafter, will be elected for one-year terms, and beginning with the annual meeting after the year ending December 31, 2014, the entire Board will be elected annually. Any director appointed to the Board to fill a vacancy on the Board will have the same remaining term as that of his or her predecessor.

    The above description is qualified in its entirety by the actual text of the proposed amendments to the Company's Certificate of Incorporation and By-laws set forth in Appendix A.

Stockholder Approval Required

    The affirmative vote of not less than two-thirds (2/3) of the voting power of all outstanding shares of our common stock entitled to vote is required to approve the Declassification Amendments.

Legal Effectiveness of Proposed Declassification

    If the Company's stockholders approve the Declassification Amendments, changes to the Company's Certificate of Incorporation will become legally effective upon the Company filing a certificate of amendment with the Delaware Secretary of State, which the Company intends to file shortly after the Annual Meeting. Concurrently, the Company will make conforming changes to the Company's By-laws to phase out the classification of the Board. If stockholders do not vote to approve the proposed Declassification Amendments, the Board will remain classified and the directors will continue to be elected to serve three-year terms, subject to their earlier death, resignation or removal.

    THE BOARD RECOMMENDS A VOTE "FOR" THE AMENDMENTS TO THE COMPANY'S CERTIFICATE OF INCORPORATION AND BY-LAWS TO DECLASSIFY THE BOARD AND PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS.

  Proposal 5: STOCKHOLDER PROPOSAL REGARDING COMPREHENSIVE RECYCLING STRATEGY FOR BEVERAGE CONTAINERS

    The following stockholder proposal will be voted on at the Annual Meeting only if it is properly presented by or on behalf of the stockholder proponent.

    On behalf of The Unitarian Universalist Association, 25 Beacon Street, Boston, MA 02108, which owns 210 shares of the Company's common stock, As You Sow has notified the Company that it intends to present the following proposal and related supporting statement (which is quoted verbatim below) at the Annual Meeting:

Stockholder Proposal Regarding Comprehensive Recycling Strategy For Beverage Containers

    WHEREAS:    Dr. [sic] Pepper Snapple Group is the third largest soft drink business in the U.S. with a commitment to environmental leadership, yet has no comprehensive recycled content or container recovery strategy for the containers its beverages are sold in.

    Society has been inundated with recyclable materials that are not being recycled. Nearly two-thirds of the 224 billion beverage containers generated annually in the U.S. are discarded in landfills, incinerated or littered, and thereby diverted from recycling streams. This value of these wasted containers is an estimated $2.4 billion (Container Recycling Institute). The U.S. recycling rate for beverage containers declined from 53 percent in 1992 to 36 percent in 2009, while sales continued to grow.

    Recycling containers also has a significant impact on carbon footprint. If all U.S. beverage containers sold were recovered, an estimated 15.6 million metric tons of greenhouse gases could be avoided.

    Significantly higher container recovery rates are possible. In 10 U.S. states with container deposit legislation, beverage container recycling rates of 70% and higher are being achieved, levels on average three times as high as in states without deposit laws. In Norway and Sweden, beverage companies have achieved container recovery rates of 80% and higher.

    "At Dr Pepper Snapple Group, we understand that an investment in sustainability is an investment in our business," states Dr. [sic] Pepper Snapple CEO Larry Young in the company's 2011 Corporate Social Responsibility Update. Yet unlike its peers, our company has set no public quantitative goals for container recovery or the use of recycled content in its bottles and cans.

    As a result of engagement with As You Sow and other stakeholders, the two largest U.S. soft drink companies and largest bottled water company established container recovery goals. The Coca-Cola Co. agreed to recycle 50% of its plastic and glass bottles and aluminum cans by 2015. Nestle Waters North America agreed to an industry recycling goal of 60% of plastic bottles by 2018, and PepsiCo set an industry recycling goal for 50% for bottles and cans by 2018.

    Further, Nestle Waters and other companies are supporting development of extended producer responsibility (EPR) state legislation in the U.S. that would make companies responsible for collection and recycling of post-consumer packaging, policies that are already required in 27 European Union countries and parts of Canada, Japan and many other countries.

    RESOLVED THAT Shareowners of Dr. [sic] Pepper Snapple Group request that the board of directors adopt a comprehensive recycling strategy for beverage containers sold by the company and prepare a report by September 1, 2012 on the company's efforts to implement the strategy. The strategy should include aggressive quantitative recycled content goals, and container recovery goals for plastic, glass and metal containers. The report, to be prepared at reasonable cost, may omit confidential information.

SUPPORTING STATEMENT

    We believe the requested report is in the best interest of Dr. [sic] Pepper Snapple and its shareholders. Leadership in this area will protect our iconic brands and strengthen the company's reputation.

The Board's Response to the Stockholder Proposal

The Board recommends that stockholders vote AGAINST this proposal for the following reasons:

    The Company was spun off from Cadbury in May 2008. As a standalone US public company, the Company understands and is committed to its corporate social responsibility, including environmental aspects of that responsibility. To oversee that commitment, the Company established a Corporate Sustainability department after the spin-off. In 2010, the Company released its inaugural Corporate Social Responsibility Report ("Report") and in 2011 it released a Corporate Social Responsibility Update ("Update"). The Report and Update may be found on the Company's website at www.drpeppersnapplegroup.com under the Investors and Company and Governance captions. In the almost four years since the spin-off, the Company has completed a number of activities related to corporate responsibility and also has established goals to be achieved by 2015, which are set forth in the Report and Update. Two of the more significant accomplishments related to packaging and waste reduction are as follows:

•
through reduced package weights, the Company has reduced its plastic waste by approximately 30 million pounds through the end of 2011, with a goal to reduce plastic waste by 60 million pounds by 2015; and

•
recycling of 75% of our manufacturing solid waste, with a goal of 90% by 2015.

    The Company's accomplishments to date, along with the Company's transparency around future goals, demonstrates its commitment to corporate sustainability. This proposal requests that the Company adopt a comprehensive recycling strategy on an expedited basis and similar to strategies by global companies that have substantially more resources than the Company and have operated as public companies for a significant number of years. The Company will continue to evaluate the environmental footprint of our beverage containers and will take economically feasible actions on both the manufacturing and consumer side to mitigate the environmental impacts of its containers. The Company anticipates adopting a national recycling strategy by 2015.

    We remain committed to being an environmentally responsible business. The Company will continue striving to find innovative ways to minimize the environmental impacts of our products. Implementation of this proposal will not further the Company's environmental or recycling goals in any meaningful respect. On the contrary, this proposal would result in the Company hastily adopting programs that may not be attainable and incurring unnecessary costs and expenses.

    FOR THESE REASONS, THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST PROPOSAL NUMBER 5.

BOARD OF DIRECTORS

Biographical Information

    In addition to the persons who are standing for re-election as Class I directors (whose biographical information is included in Proposal 1 above), the following is a biographical summary of our other directors {ages are as of the date of the Annual Meeting}:

      John L. Adams, age 67, has served as our director since April 2008. Mr. Adams served as Executive Vice President of Trinity Industries, Inc. from January 1999 to June 2005 and held the position of Vice Chairman from July 2005 to March 2007. Prior to joining Trinity Industries, Mr. Adams spent 25 years in various positions with Texas Commerce Bank, N.A. and its successor, Chase Bank of Texas, National Association. From 1997 to 1998, he served as Chairman and Chief Executive Officer of Chase Bank of Texas. Mr. Adams has served on the board of directors of Trinity Industries, Inc. since 2007 and Group 1 Automotive, Inc., since 1999, where he has served as non-executive chairman since April 2005. He previously served on the boards of directors of American Express Bank Ltd. and Phillips Gas Company.

      Terence D. Martin, age 69, has served as our director and chairman of the Audit Committee since April 2008. Mr. Martin served as Senior Vice President and Chief Financial Officer of Quaker Oats Company from 1998 until his retirement in 2001. From 1995 to 1998, he was Executive Vice President and Chief Financial Officer of General Signal Corporation. Mr. Martin was Chief Financial Officer and Member of the Executive Committee of American Cyanamid Company from 1991 to 1995 and served as Treasurer from 1988 to 1991. From 2002 through March 2011, Mr. Martin served on the board of directors of Del Monte Foods Company.

      Ronald G. Rogers, age 63, has served as our director since May 2008. Mr. Rogers served in various positions with Bank of Montreal between 1972 and 2005. From 2002 until his retirement in 2005, he served as Deputy Chair, Enterprise Risk & Portfolio Management, BMO Financial Group, and from 1994 to 2002, he served as Vice Chairman, Personal & Commercial Client Group.

      Joyce M. Roché, age 64, has served as our director since February 2011. Ms. Roché served as President and Chief Executive Officer of Girls Inc., a national non-profit research, education and advocacy organization, from 2000 until her retirement in 2010. From 1998 to 2000, Ms. Roché was an independent marketing consultant. She served as President and Chief Operating Officer of Carson Products Company from 1996 to 1998 and also held senior marketing positions with Carson Products Company, Revlon, Inc. and Avon, Inc. Ms. Roché served on the board of directors of Anheuser-Busch Companies, Inc. from 1998 to 2008 and The May Department Stores Company from 2003 to 2006. She is currently a member of the boards of directors of AT&T, Inc., where she serves on the Public Policy and Nominating and Governance Committees, Macy's, Inc., where she serves on the Audit and Nominating and Governance Committees, and Tupperware Brands Corporation, where she serves as chair of the Compensation Committee. She also serves as a member of the Board of the Association of Governing Boards of Universities and Colleges and serves as chair of the Board of Trustees for Dillard University.

      Wayne R. Sanders, age 64, has served as the Chairman of the Board and chairman of the Corporate Governance and Nominating Committee since May 2008. Mr. Sanders served as the Chairman and the Chief Executive Officer of Kimberly-Clark Corporation from 1992 until his retirement in 2003. Mr. Sanders has served on the board of directors of Texas Instruments Incorporated since 1997, where he serves on the Corporate Governance and Nominating Committee, and Belo Corp. since 2003, where he serves as chair of the Audit Committee. He previously served on the board of directors of Adolph Coors Company. Mr. Sanders is also a National Trustee and Governor of the Boys & Girls Club of America and was a member of the Marquette University Board of Trustees from 1992 to 2007, serving as Chairman from 2001 to 2003.

      Jack L. Stahl, age 59, has served as our director and chairman of the Compensation Committee since May 2008. Mr. Stahl served as Chief Executive Officer and President of Revlon, Inc. from February 2002 until his retirement in September 2006. From February 2000 to March 2001, he served as President and Chief Operating Officer of The Coca-Cola Company and previously served as Group President of The Coca-Cola Company's Americas Group and as Chief Financial Officer of The Coca-Cola Company.

  Mr. Stahl served on the board of directors of Schering-Plough Corporation from 2007 to 2009 and has served on the board of directors of Delhaize Group since 2008 and Saks, Inc. since January 2012.

      Larry D. Young, age 57, has served as our director since the Company's formation in October 2007. Mr. Young has served as our President and Chief Executive Officer (Mr. Young is also referred to in this Proxy Statement as our "CEO") since October 2007. From October 2007 to May 2008, Mr. Young also served as President and Chief Executive Officer of CSAB (as hereinafter defined). Mr. Young joined CSAB as President and Chief Operating Officer of the Bottling Group segment and Head of Supply Chain in 2006 after the acquisition of Dr Pepper/Seven Up Bottling Group, Inc. ("DPSUBG"). He had been President and Chief Executive Officer of DPSUBG since May 2005. From 1997 to 2005, Mr. Young served as President and Chief Operating Officer of Pepsi-Cola General Bottlers, Inc. and Executive Vice President of Corporate Affairs at PepsiAmericas, Inc.

    For a discussion of specific experience, qualifications, attributes or skills that led to the conclusion that each of the above members should serve as one of our directors, see "Board of Directors — Selection of Directors" beginning on page 18.

Director's Compensation

    Non-employee directors receive compensation from us for their services on the Board or its committees. Mr. Young, our only executive director, does not receive compensation for his services as a director. In fiscal year 2011, we compensated our non-employee directors as follows: an annual cash retainer of $100,000 and an annual equity award of RSUs with a value of $100,000. In addition, the chairperson of the Audit Committee and the Compensation Committee received an annual equity award of RSUs with a value of $30,000 and $25,000, respectively. All of the RSUs vest three years from the date of grant.

    Mr. Sanders, as the Chairman of the Board, was entitled to an annual cash retainer of $100,000. Mr. Sanders also received an annual equity award of RSUs with a value of $200,000 which vests three years from the date of grant.

    Director compensation paid in fiscal year 2011 was as follows:

Director Compensation in Fiscal Year 2011

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Wayne R. Sanders	100,000	200,000	—	—	—	—	300,000
Terence D. Martin	100,000	130,000	—	—	—	—	230,000
Jack L. Stahl	100,000	125,000	—	—	—	—	225,000
John L. Adams	100,000	100,000	—	—	—	—	200,000
David E. Alexander(3)	25,000	25,000	—	—	—	—	50,000
Pamela H. Patsley	100,000	100,000	—	—	—	—	200,000
Joyce M. Roché	100,000	100,000	—	—	—	—	200,000
Ronald G. Rogers	100,000	100,000	—	—	—	—	200,000
M. Anne Szostak	100,000	100,000	—	—	—	—	200,000
Michael F. Weinstein	100,000	100,000	—	—	—	—	200,000

(1)
The amounts reported in the Stock Awards column reflect the grant date fair value associated with each respective director's RSUs under the Omnibus Stock Incentive Plan of 2009. Even though the RSUs may be forfeited, the amounts reported do not reflect this contingency.

(2)
The following table shows the aggregate number of outstanding RSUs for each non-employee director as of December 31, 2011. All of these awards vest three years from their respective grant dates.

Name	RSUs(a)
Wayne R. Sanders	27,911
Terence D. Martin	18,141
Jack L. Stahl	17,444
John L. Adams	13,954
David E. Alexander	698
Pamela H. Patsley	13,954
Joyce M. Roché	2,807
Ronald G. Rogers	13,954
M. Anne Szostak	13,954
Michael F. Weinstein	13,954

  (a)
  The amounts reported in the RSUs column also include dividend equivalent payments under the Omnibus Stock Incentive Plan of 2008 and the Omnibus Stock Incentive Plan of 2009.

(3)
Mr. Alexander received a pro-rata cash retainer and equity award for his services for the fourth quarter of 2011.

    Based on a study performed by Mercer, the Compensation Committee has recommended and the Board has approved a $10,000 increase in annual equity awards for our non-employee directors in fiscal year 2012, which will result in the total non-employee director compensation approximating our peer group median.

    The Board believes that the directors should have a meaningful ownership interest in the Company. Effective November 1, 2015, or, if a director is elected after November 1, 2010, within five years after the date of such election, the Stock Ownership Guidelines require non-executive directors to own shares of the Company's common stock having a value equal to a minimum of three times their respective annual retainer. Though not yet required, all of the directors, except Mr. Alexander and Ms. Roché who each joined the Board in 2011, met these guidelines as of December 31, 2011. For a more complete discussion of the Stock Ownership Guidelines, see "Compensation Discussion and Analysis — Stock Ownership Guidelines" on page 41.

Communications with the Board

    Any interested party may communicate with the Board, the Chairman of the Board (who is the presiding director of executive sessions) or the non-employee directors as a group on a Board-related issue by submitting an e-mail through the Company's website at www.drpeppersnapplegroup.com under the Investors and Contact the Board captions or by sending a written communication to: Corporate Secretary, Dr Pepper Snapple Group, Inc., 5301 Legacy Drive, Plano, Texas 75024. Relevant communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. Communications that are unrelated to the duties and responsibilities of the Board will not be forwarded, such as sponsorship requests, licensing requests, annual report requests, business solicitations, advertisements, new product suggestions, brand and product comments and inquiries, and job inquiries. Any communication that is screened as described above will be made available to any director upon his or her request.

Selection of Directors

  Process

    The Board is responsible for approving candidates for the Board. As discussed in the section "Corporate Governance — Board Committees and Meetings — Corporate Governance and Nominating Committee" on page 24, the Corporate Governance and Nominating Committee is responsible for the identification of candidates for the Board and making recommendations to the Board. The Corporate Governance and Nominating Committee will also consider nominations by a stockholder pursuant to the provisions of our By-laws relating to stockholder nominations and as described under "Stockholders Proposals for 2012 Annual Meeting" at the end of this Proxy Statement.

  Qualifications

    The Corporate Governance and Nominating Committee seeks director candidates (including any candidate who may be recommended by a stockholder) who have certain personal and professional attributes including:

•
sound personal and professional integrity,

•
an inquiring and independent mind,

•
willingness to devote the required time to carrying out the duties and responsibilities of Board membership,

•
commitment to serve on the Board for several years to develop knowledge about the Company's businesses, and

•
willingness to represent the best interests of all stockholders and observe the fiduciary duties that a director owes to the stockholders.

    In addition, a director candidate must have, when considered with the collective experience of other Board members, appropriate qualifications and skills that have been developed through extensive business experience, including the following:

•
practical wisdom and mature judgment,

•
leadership,

•
interpersonal skills,

•
financial acumen,

•
broad training and experience at the policy-making level in business, finance and accounting, government, education or technology, and

•
expertise (including industry expertise) that is useful to the Company and complementary to the background and experience of other Board members, so that an optimal balance of Board members can be achieved and maintained.

  Diversity

    In accordance with our Corporate Governance Guidelines, diversity of viewpoints is one of the characteristics considered by the Corporate Governance and Nominating Committee in making recommendations for nominations. The Board has not adopted any policy on diversity with respect to our directors, but it seeks a balance of experience among the directors so that the Board as a whole has experience and training from different disciplines (including operations, accounting, finance, risk management, marketing and human resources) and different industries (including the beverage industry, consumer products and finance) which creates the balance sought.

  Experience of our Directors

    The Corporate Governance and Nominating Committee has reviewed the background of all of our directors, including those who are being proposed for election to the Board, and determined that they individually possess the personal and professional attributes to be a director. Further, the Corporate Governance and Nominating Committee has reviewed the experience of the members of the Board and determined that they collectively possess the qualifications and skills necessary for the Board. Detailed biographical information for each of the directors is set forth in "Proposals — Proposal 1: Election of Directors" on page 7 and "Board of Directors — Biographical Information" on page 15.

    The following is a summary of the qualifications and skills demonstrated by the individual director's experience.

•
Mr. Sanders, the Chairman of the Board, has:  extensive leadership experience as a board chairman, chief executive officer and other executive level positions in a public company, financial acumen developed through his extensive executive experience, operational and marketing experience, consumer product company experience, and significant public company board experience (including audit and compensation committee chairmanship experience).

•
Mr. Adams has:  extensive leadership experience as a vice chairman and chief executive officer and other executive level positions in public companies, financial acumen and risk management experience developed through his chief executive officer experience, been designated by the Corporate Governance and Nominating Committee as a financial expert under the New York Stock Exchange ("NYSE") listing standards, training as a lawyer, and substantial public company board experience (including board chairmanship, risk management, audit committee and compensation committee experience).

•
Mr. Alexander has:  extensive leadership experience as a vice chairman and regional managing partner at a "Big Four" accounting firm, financial acumen and risk management experience developed through his experience in public accounting.

•
Mr. Martin has:  extensive leadership experience as a chief financial officer of a public company, financial acumen and risk management experience developed through his public accounting and chief financial officer experience, been designated by the Corporate Governance and Nominating Committee as a financial expert under the NYSE listing standards, and other public company board experience (including audit committee chairmanship and compensation committee experience).

•
Ms. Patsley has:  extensive leadership experience as a chairman and chief executive officer, chief financial officer and other executive level positions in public companies, financial acumen and risk management experience developed through her experience in public accounting and her chief executive officer and chief financial officer experience, been designated by the Corporate Governance and Nominating Committee as a financial expert under the NYSE listing standards, and extensive public company board experience (including audit committee chairperson experience).

•
Ms. Roché has:  extensive leadership experience as a chief operating officer of a public company and the chief executive officer of a national nonprofit organization and considerable experience in the marketing and merchandising areas, consumer products company experience, financial acumen developed from her chief executive officer and executive officer experience, and significant public company board experience (including compensation, corporate governance, audit, and public policy committee experience).

•
Mr. Rogers has:  extensive senior level executive leadership experience, banking experience, financial acumen developed from his banking experience, and experience in enterprise risk management.

•
Mr. Stahl has:  extensive leadership experience as president, chief executive officer, chief operating officer and chief financial officer in public companies, beverage industry experience, financial acumen from his chief financial officer experience, and broad public company board experience.

•
Ms. Szostak has:  extensive senior level executive leadership experience with a Fortune 100 company, experience as a chief executive officer of two major bank subsidiaries of public companies, substantial banking experience, significant human resource experience, experience in risk management, and significant experience on other public company boards (including compensation committee chairperson and audit and corporate governance and nominating committee experience).

•
Mr. Weinstein has:  senior level executive experience as a chief executive officer and chief operating officer, extensive experience in the beverage industry, substantial experience in sales, advertising and new product development and other public company board experience (including compensation and audit committee experience).

•
Mr. Young, our CEO, has:  extensive senior level executive experience as our CEO and chief operating officer, substantial experience in the beverage industry, and substantial sales and marketing experience.

CORPORATE GOVERNANCE

  Corporate Governance Guidelines

    On May 18, 2011, the Board adopted revised Corporate Governance Guidelines. The Corporate Governance Guidelines include, among other things:

•
formation of an Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee comprised solely of independent directors;

•
Board requirement to annually assess the performance of the Chief Executive Officer (references in this Proxy Statement to "the Chief Executive Officer" refers generically to the person holding that title and not to any specific individual);

•
Board stewardship of our Code of Business Conduct and Ethics and Insider Trading Policy;

•
assessment of Board and director performance;

•
power to retain outside advisors; and

•
Categorical Standards of Director Independence.

    Our Corporate Governance Guidelines are available on our website at www.drpeppersnapplegroup.com under the Investors and Company and Governance captions.

  Director Independence

    In connection with the adoption of the Corporate Governance Guidelines, the Board adopted our Categorical Standards of Director Independence, which are attached as Annex A to our Corporate Governance Guidelines. The Categorical Standards of Director Independence are consistent with the independence standards set forth in Section 303A.02 of the NYSE listing standards. The Board has made an affirmative determination that Mr. Sanders, Mr. Adams, Mr. Alexander, Mr. Martin, Ms. Patsley, Ms. Roché, Mr. Rogers, Mr. Stahl and Ms. Szostak are independent and have no material relationship with the Company.

  Board Committees and Meetings

    We have five standing committees of the Board — the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, the Special Award Committee and the Capital Transaction Committee. The charters for each of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee are available on our website at www.drpeppersnapplegroup.com under the Investors and Company and Governance captions.

  Audit Committee

    Through February 28, 2011, Mr. Martin (Chairman), Mr. Adams and Ms. Patsley served on the Audit Committee. Commencing on March 1, 2011, the Audit Committee was comprised of Mr. Martin (Chairman), Mr. Adams, Ms. Roché and Mr. Rogers. Mr. Martin has served as Chairman since formation of the Audit Committee in 2008. All of such Audit Committee members are independent in accordance with applicable laws and regulations and as defined in the current NYSE listing standards. Upon consideration of the attributes of an audit committee financial expert as set forth in Item 401(h) of Regulation S-K promulgated by the SEC, the Board determined that Mr. Martin and Mr. Adams possess those attributes through their experience, and each was designated as an Audit Committee Financial Expert.

    The Audit Committee of the Board is responsible for:

•
appointing our independent auditors and monitoring their performance, qualifications and independence;

•
reviewing the quality and integrity of our consolidated financial statements and disclosures;

•
monitoring our system of internal controls over financial reporting;

•
monitoring the performance of our corporate audit department; and

•
monitoring our compliance with legal and regulatory requirements.

    The Audit Committee has selected Deloitte & Touche as our independent registered public accounting firm for fiscal year 2012, subject to ratification by our stockholders. On May 18, 2011, the Board approved the restated Audit Committee Charter, a copy of which is available on our website at www.drpeppersnapplegroup.com under the Investors and Company and Governance captions. The Report of the Audit Committee for fiscal year 2011 is included in this Proxy Statement on page 61.

  Compensation Committee

    Through February 28, 2011, Mr. Stahl (Chairman), Mr. Rogers and Ms. Szostak served on the Compensation Committee. Commencing on March 1, 2011, the Compensation Committee was comprised of Mr. Stahl (Chairman), Ms. Patsley and Ms. Szostak. Mr. Stahl has served as the Chairman of the Compensation Committee since its formation in 2008. All of such Compensation Committee members are independent as defined in the current NYSE listing standards.

    The Compensation Committee is responsible for:

•
setting the compensation of the Chief Executive Officer, after consideration of the Board's evaluation of the performance of the Chief Executive Officer;

•
determining the compensation levels of our other executive officers, after consultation with the Chief Executive Officer;

•
approving and administering our executive compensation program;

•
administering our equity-based and incentive compensation plans;

•
overseeing regulatory compliance with Section 162(m) of the Internal Revenue Code (the "Code") to maximize deductibility of compensation paid; and

•
reviewing and discussing with management our Compensation Discussion and Analysis for inclusion in our proxy statement or annual report, in accordance with applicable regulations.

    Information regarding the processes and procedures followed by the Compensation Committee in considering and determining executive compensation is provided below under the heading "Compensation Discussion and Analysis."

    On May 18, 2011, the Board approved the restated Compensation Committee Charter, a copy of which is available on our website at www.drpeppersnapplegroup.com under the Investors and Company and Governance captions. The Report of the Compensation Committee on Executive Compensation for fiscal year 2011 is included in this Proxy Statement on page 44.

    The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. The Compensation Committee has retained Mercer, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., to assist the Compensation Committee with its responsibilities related to the Company's executive officer and board of director compensation programs. For more information on the Compensation Committee's relationship with Mercer, see "Role of Compensation Consultant" in the Compensation Discussion and Analysis section of this Proxy Statement. Mercer's fees for executive compensation consulting to the Compensation Committee in fiscal year 2011 were approximately $199,000.

    During 2011, the Compensation Committee requested that Mercer:

•
conduct an analysis of compensation for our executive officers, including the Chief Executive Officer, and assess how target compensation aligned with our philosophy and objectives;

•
develop recommendations for the Compensation Committee on the size and structure of long-term incentive awards for the Chief Executive Officer and our executive officers;

•
provide perspectives on the composition of our peer group for 2011-2012;

•
assist the Compensation Committee in the review of incentive plan design, severance programs and related benefit and perquisite programs;

•
assess the Board's compensation;

•
provide the Compensation Committee ongoing advice and counsel on market compensation trends, legislative and regulatory updates and their impact on our executive compensation programs; and

•
assist in the preparation of the Compensation Discussion and Analysis section of our proxy statement.

    During 2011, the Company retained Mercer or its affiliates to provide services which were unrelated to executive compensation. The aggregate fees paid for these other services were less than $50,000. Management decided to retain Mercer to provide these services, and the Compensation Committee reviewed these services provided by Mercer prior to engagement.

    Because of the policies and procedures Mercer and the Compensation Committee have in place, the Compensation Committee is confident that the advice it receives from the executive compensation consultant is objective and not influenced by Mercer's or its affiliates' relationships with the Company. These policies and procedures include:

•
The consultant receives no incentive or other compensation based on the fees charged to the Company for other services provided by Mercer or any of its affiliates;

•
The consultant is not responsible for selling other Mercer or affiliate services to the Company;

•
Mercer's professional standards prohibit the individual consultant from considering any other relationships Mercer or any of its affiliates may have with the Company in rendering his or her advice and recommendations;

•
The Compensation Committee has the sole authority to retain and terminate the executive compensation consultant;

•
The consultant has direct access to the Compensation Committee without management intervention;

•
The Compensation Committee evaluates the quality and objectivity of the services provided by the consultant each year and determines whether to continue to retain the consultant; and

•
The protocols for the engagement (described below) limit how the consultant may interact with management.

    While it is necessary for the consultant to interact with management to gather information, the Compensation Committee has adopted protocols governing if and when the consultant's advice and recommendations can be shared with management. These protocols are included in the consultant's engagement letter. This approach protects the Compensation Committee's ability to receive objective advice from the consultant so that the Compensation Committee may make independent decisions about executive pay at the Company.

  Corporate Governance and Nominating Committee

    Since its formation in 2008, the Corporate Governance and Nominating Committee has consisted of three independent directors — Mr. Sanders (Chairman), Mr. Martin and Mr. Stahl. Mr. Sanders has served as the Chairman of the Corporate Governance and Nominating Committee since its formation. The Corporate Governance and Nominating Committee is responsible for:

•
assisting the Board by identifying individuals qualified to become members of the Board and recommending to the Board candidates to stand for election at the next annual meeting of stockholders;

•
recommending committee assignments after consultation with the Chairman of the Board;

•
assessing and reporting to the Board as to the independence of each director;

•
monitoring significant developments in the law and practice of corporate governance and of the duties and responsibilities of directors of public companies; and

•
leading the Board in its annual performance self-evaluation and evaluation of management, including establishing criteria to be used in connection with such evaluation.

    On May 18, 2011, the Board approved the restated Corporate Governance and Nominating Committee Charter, a copy of which is available on our website at www.drpeppersnapplegroup.com under the Investors and Company and Governance captions.

    In 2011, the Corporate Governance and Nominating Committee considered our current directors and other candidates to fill the slate of nominees for election to the Board. Based on an evaluation of the background, skills and areas of expertise represented by the various candidates against the qualifications for directors as set forth in our Corporate Governance Guidelines and as discussed in the section "Board of Directors — Selection of Directors" on page 18, the Corporate Governance and Nominating Committee determined that the following persons possess the appropriate skill level, expertise and qualifications and recommended that David E. Alexander, Pamela H. Patsley, M. Anne Szostak and Michael F. Weinstein be re-elected to the Board as Class I directors.

  Special Award Committee

    On February 10, 2009, the Board formed a Special Award Committee with the Chief Executive Officer named as the sole member, so long as the Chief Executive Officer is a member of the Board. The Special Award Committee has the authority to make equity awards to employees (other than our executive officers) under our Omnibus Stock Incentive Plan of 2009 in accordance with limitations as may, from time to time, be established by the Compensation Committee. The Compensation Committee has set forth the following limitations for the Special Award Committee: (i) awards may be made to employees, other than our executive officers, (ii) awards may be made to new hires, for retention purposes, promotions, in connection with employee relationship issues, or in the discretion of the Special Award Committee for exceptional performance, (iii) awards are limited to the aggregate of $2 million each calendar year, (iv) awards shall not exceed $100,000 to any one individual, and (v) awards must be granted at the closing market price on the effective date of the award. The Special Award Committee reports to the Compensation Committee at each regularly scheduled meeting on the awards it has made under this limited authority since its last report. For a description of the equity award procedures that apply to the Special Award Committee, see "Compensation Discussion and Analysis — Long-Term Incentive Awards — Equity Award Procedures" on page 40.

  Capital Transaction Committee

    On November 20, 2009, the Board formed a Capital Transaction Committee, consisting of the Chairman of the Board and the Chief Executive Officer, so long as the Chief Executive Officer is a member of the Board. The Board granted general authority to the Capital Transaction Committee to approve note issuances, commercial paper transactions and interest rate swaps, but excluding any transaction which includes the issuance of the Company's common stock or preferred stock or a feature to convert debt to common stock or preferred stock, provided that (i) the aggregate amount of such transactions does not exceed $750 million initial aggregate principal or notional amount in any calendar year and (ii) our debt to Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") ratio immediately prior to a contemplated transaction is at or below 2.25x and the consummation of such transaction will not result in our adjusted debt to EBITDA ratio exceeding 2.25x. From time to time, the Board has approved certain capital transactions and granted additional authority to the Capital Transaction Committee to implement such capital transactions. The Capital Transaction Committee reports to the Board on the transactions it approves under the authority granted by the Board.

  2011 Meetings

    During 2011, there were eight (8) meetings of the Board. During 2011, there were nine (9) meetings held by the Audit Committee and five (5) executive sessions of the Audit Committee to meet with our independent registered public accounting firm, our chief financial officer, our senior vice president-controller and the vice president of corporate audit; six (6) meetings held by the Compensation Committee; three (3) meetings held by the Corporate Governance and Nominating Committee; six (6) meetings held by the Special Award Committee; and one (1) meeting held by the Capital Transaction Committee. Each incumbent director attended at least 75% of the meetings of the Board and the Board committees of which each was a member during his or her respective tenures.

  Executive Sessions and Lead Independent Director

    In compliance with the requirements of the NYSE, our Corporate Governance Guidelines require the non-employee directors to meet at least twice annually in regularly scheduled executive sessions. Mr. Sanders, as lead independent director, presides over non-employee director executive sessions. Five (5) executive sessions were held in 2011.

  Attendance at Annual Meeting

    It is our policy that all directors attend the Annual Meeting. We anticipate that all members of the Board will be present at the Annual Meeting. In 2011, each director attended the annual meeting of stockholders held on May 19, 2011.

Board Leadership Structure and Role in Risk Oversight

    The Chairman of the Board and the Chief Executive Officer titles are held by different persons. Mr. Sanders, as the Chairman of the Board, is also the lead independent director. Mr. Young is our CEO.

In May 2008, the Company became a stand-alone company as the result of a spin-off by Cadbury which held the Cadbury Schweppes Americas Beverages business group of entities ("CSAB"). At that time, it was decided to separate the Chairman of the Board and the Chief Executive Officer positions. Most important among the considerations was that separation of the Chairman of the Board and the Chief Executive Officer positions allowed our CEO to direct his energy towards operational issues and the Chairman of the Board could focus on governance and other related issues of our new publicly-held company. At this time, the Company believes that separating the Chairman of the Board and the Chief Executive Officer positions enhances the independence of the Board, provides independent business counsel for the Chief Executive Officer, and facilitates the discussion among Board members.

    The Board has overall responsibility for oversight of risk and has delegated to the Audit Committee the responsibility for the risk oversight process and oversight of financial and compliance risks. The Company's executive leadership team (which includes the CEO and our other executive officers) has formed an Enterprise Risk Management Committee that provides a report to the Audit Committee at each regularly scheduled meeting. The Audit Committee reports to the Board on its delegated responsibilities regarding risks. The Compensation Committee is responsible for the assessment of risk in the Company's compensation programs and reports to the Board on that assessment. (See "Compensation Discussion and Analysis — Compensation Programs and Risk Taking".)

BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

    Other than Mr. Young, who is a director and whose business experience is summarized under "Board of Directors — Biographical Information" beginning on page 15, the following is a summary of the business experience of our executive officers {ages are as of the date of the Annual Meeting}:

      James L. Baldwin, Executive Vice President, General Counsel, age 51, has served as our Executive Vice President, General Counsel and Secretary since the Company's spin-off in May 2008. From July 2003 to May 2008, he served as Executive Vice President and General Counsel of CSAB. From June 2002 to July 2003, he served as Senior Vice President and General Counsel of Dr Pepper/Seven Up, Inc., from August 1998 to June 2002 as General Counsel of Mott's LLP and from March 1997 to August 1998 as Vice President and Assistant General Counsel of Dr Pepper/Seven Up, Inc.

      Tina S. Barry, Executive Vice President, Corporate Affairs, age 55, has served as our Executive Vice President since December 2010. Prior to that, Ms. Barry served as our Senior Vice President, Corporate Affairs from September 2008 until December 2010. She served as our Vice President, Corporate Communications from May 2008 until September 2008. Prior to joining the Company in May 2008 she was Vice President of Corporate Communications for Kimberly-Clark Corporation, where she served for 23 years in various management positions.

      Rodger L. Collins, President, Packaged Beverages, age 54, has served as our President, Packaged Beverages since February 2009. Prior to that, Mr. Collins served in various executive capacities with us and CSAB, including President of Bottling Group Sales and Finished Goods Sales (September 2008 — February 2009); President of Sales for the Bottling Group (October 2007 — September 2008); Midwest Division President for the Bottling Group (January 2005 — October 2007); and Regional Vice President (October 2001 — December 2004).

      Martin M. Ellen, Executive Vice President, Chief Financial Officer, age 58, joined the Company in April 2010 as our Executive Vice President, Finance and transitioned into the role of Executive Vice President, Chief Financial Officer in May 2010. Prior to joining the Company, Mr. Ellen served as Senior Vice President — Finance and Chief Financial Officer at Snap-on Incorporated since 2002, where he had responsibility for all of the financial operations at this global publicly-traded company.

      Derry L. Hobson, Executive Vice President, Supply Chain, age 61, has served as our Executive Vice President of Supply Chain since the Company's spin-off in May 2008. From October 2007 to May 2008 Mr. Hobson also served as the Executive Vice President of Supply Chain of CSAB. Mr. Hobson joined CSAB as Senior Vice President of Manufacturing in 2006 through the acquisition of DPSUBG, where he had been Executive Vice President since 1999.

      James J. Johnston, Jr., President, Beverage Concentrates and Latin America Beverages, age 55, has served as our President, Beverage Concentrates and Latin America Beverages since September 2009. Prior to that, Mr. Johnston served in various executive capacities with us and CSAB, including President, Beverage Concentrates (November 2008 — September 2009); President of Concentrate Sales (September 2008 — November 2008); President of Finished Goods and Concentrate Sales (October 2007 — September 2008); Executive Vice President of Sales (January 2005 — October 2007); Executive Vice President of Strategy (December 2003 — January 2005); and Senior Vice President of Licensing (October 1997 — December 2003).

      Lawrence N. Solomon, Executive Vice President, Human Resources, age 57, has served as our Executive Vice President of Human Resources since the Company's spin-off in May 2008. From March 2004 to May 2008, he served as the Executive Vice President of Human Resources of CSAB. From May 1999 to March 2004, he served as Senior Vice President of Human Resources for Dr Pepper/Seven Up, Inc., prior to which he served on Cadbury Schweppes, plc global human resources team.

      David J. Thomas, Ph.D., Executive Vice President, Research & Development, age 50, has served as our Executive Vice President, Research and Development since December 2010. From the Company's spin-off in May 2008 until December 2010, Dr. Thomas served as our Senior Vice President, Research & Development. From November 2006 to May 2008, Dr. Thomas served as the Senior Vice President, Research & Development for CSAB. Dr. Thomas served as Vice President — Global Product

  Development for Gerber Products from July 2005 until October 2006. Dr. Thomas holds a Ph.D. Degree in Food Science, with an emphasis in Flavor Biochemistry, from the University of Wisconsin-Madison.

      James R. Trebilcock, Executive Vice President, Marketing, age 54, has served as our Executive Vice President, Marketing since September 2008. From the Company's spin-off in May 2008 to September 2008, Mr. Trebilcock served as our Senior Vice President — Marketing. From February 2003 to May 2008, Mr. Trebilcock served as the Senior Vice President — Consumer Marketing of CSAB. Mr. Trebilcock held various positions in CSAB and its predecessor businesses since July 1987.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of March 19, 2012, the record date, certain information with respect to the shares of our common stock beneficially owned by (i) stockholders known to us to own more than 5% of the outstanding shares of such classes, (ii) each of our directors and Named Executive Officers, and (iii) all of our executive officers and directors as a group.

Name	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Total Shares of Common Stock Owned Beneficially	Percent of Total Voting Power Owned Beneficially
BENEFICIAL OWNERS OF MORE THAN 5% OF OUR COMMON STOCK
BlackRock Inc.(1)	16,224,653	7.6%	7.6%
40 East 52nd Street New York, NY 10022
Morgan Stanley(2)	15,115,461	7.1%	7.1%
1585 Broadway New York, NY 10036
FMR LLC(3)	14,748,400	6.9%	6.9%
82 Devonshire Street Boston, MA 02109
Cedar Rock Capital Ltd.(4)	13,837,646	6.4%	6.4%
110 Wigmore Street London W1U 3RW United Kingdom
The Vanguard Group, Inc.(5)	13,010,567	6.1%	6.1%
100 Vanguard Blvd Malvern, PA 19355
SECURITY OWNERSHIP OF MANAGEMENT
DIRECTORS:
Wayne R. Sanders(6)	82,832	*	*
John L. Adams(7)	41,973	*	*
David E. Alexander(8)	1,000	*	*
Terence D. Martin	15,565	*	*
Pamela H. Patsley	9,973	*	*
Joyce M. Roché	1,000	*	*
Ronald G. Rogers	11,973	*	*
Jack L. Stahl	14,967	*	*
M. Anne Szostak	14,473	*	*
Michael F. Weinstein	9,883	*	*
NAMED EXECUTIVE OFFICERS:
Larry D. Young(9)	455,821	*	*
Martin M. Ellen(9)(10)	141,855	*	*
James J. Johnston(9)	240,279	*	*
Rodger L. Collins(9)	224,243	*	*
Derry L. Hobson(9)	57,211	*	*
All other Executive Officers (5 persons)(9)	376,851	*	*
All Executive Officers and Directors as a Group (20 persons)	1,699,899	*	*

*
Less than 1%

(1)
Based on a Schedule 13G/A filed by the stockholder with the SEC on February 13, 2012. Such stockholder has indicated that it beneficially owns, has sole voting power and has sole dispositive power with respect to 16,224,653 shares.

(2)
Based on a Schedule 13G/A filed jointly by Morgan Stanley and Morgan Stanley Investment Management Limited (25 Cabot Square, Canary Wharf, London E14 4QA, England) with the SEC on February 10, 2012. According to such filing, Morgan Stanley beneficially owns and has sole dispositive power with respect to 15,115,461 shares, has sole voting power with respect to 12,627,194 shares and has shared voting power with respect to 463,069 shares. Additionally, according to such filing, Morgan Stanley Investment Management Limited beneficially owns and has sole dispositive power with respect to 14,807,994 shares, has sole voting power with respect to 11,603,106 shares, and has shared voting power with respect to 463,069 shares. The securities reported by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by Morgan Stanley Investment Management Limited, a wholly-owned subsidiary of Morgan Stanley.

(3)
Based on a Schedule 13G/A filed by the stockholder with the SEC on February 14, 2012. Such stockholder has indicated that it beneficially owns and has sole dispositive power with respect to 14,748,400 shares and has sole voting power with respect to 2,027,811 shares.

(4)
Based on a Schedule 13G/A filed by the stockholder with the SEC on February 13, 2012. Such stockholder has indicated that it beneficially owns, has shared voting power and has shared dispositive power with respect to 13,837,646 shares.

(5)
Based on a Schedule 13G/A filed by the stockholder with the SEC on February 8, 2012. Such stockholder has indicated that it beneficially owns 13,010,567 shares, has sole voting power with respect to 302,930 shares, has sole dispositive power with respect to 12,707,637 shares and has shared dispositive power with respect to 302,930 shares.

(6)
The shares shown include 30,000 shares held in the name of a family trust. Mr. Sanders is a trustee of the family trust and has a pecuniary interest in the shares of the issuer held by the family trust.

(7)
The shares shown include 5,000 shares held by John L. Adams IRA Rollover and 5,000 shares held by John L. Adams IRA SEP Rollover.

(8)
The shares shown are owed by The David and Sandra Alexander Revocable Trust, and Mr. Alexander has a pecuniary interest in the trust.

(9)
Includes the following shares related to stock options, RSUs and dividend equivalent payments made with respect to the grants under the Omnibus Stock Incentive Plan of 2008 and the Omnibus Stock Incentive Plan of 2009 that, with respect to stock options, the Named Executive Officers and other executive officers have the right to exercise as of March 19, 2012 or will have the right to exercise within 60 days after March 19, 2012 and with respect to RSUs, such RSUs will vest within 60 days after March 19, 2012:

	Exercisable Options	RSUs	Dividend Equivalent Payments
Larry D. Young	201,915	—	—
Martin M. Ellen	103,277	14,797	781
James J. Johnston	174,853	—	—
Rodger L. Collins	174,853	—	—
Derry L. Hobson	33,478	22,331	1,402
Other Executive Officers	235,486	—	—
(10)
The shares shown are owned by Martin Robin Partners, L.P., and Mr. Ellen has a pecuniary interest in the limited partnership.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires our directors, certain officers and persons who beneficially own more than 10% of our outstanding common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock held by such persons. These persons are also required to furnish us with copies of all forms they file under this regulation. To our knowledge, based solely on a review of the copies of such reports furnished to us and without further inquiry, during 2011 all required forms for our current filing persons were filed on time, except for James J. Johnston, who had one Form 4 transaction that was inadvertently filed late due to a conversion error on the shares of Cadbury stock that were converted to Company stock that he acquired in the spin-off.

CODE OF CONDUCT

    We are dedicated to earning the trust of our clients and investors and our actions are guided by the principles of honesty, trustworthiness, integrity, dependability and respect. The Board has adopted a Code of Business Conduct and Ethics that applies to all employees and directors. This Code of Business Conduct and Ethics is posted on our website at www.drpeppersnapplegroup.com under the Investors and Company and Governance captions. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics for our senior financial officers, including the Chief Executive Officer, if any, either by posting such information on our website at www.drpeppersnapplegroup.com under the Investors and Company and Governance captions or by filing a Form 8-K.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

  Background

    We are a leading integrated brand owner, manufacturer and distributor of non-alcoholic beverages in the United States, Canada and Mexico, with a diverse portfolio of flavored carbonated soft drinks ("CSDs") and non-carbonated beverages ("NCBs"), including ready-to-drink teas, juices, juice drinks and mixers. In May 2008 Cadbury separated its beverage business in the United States, Canada, Mexico and the Caribbean (the "Americas Beverages business") from its global confectionery business by contributing the subsidiaries that operated its Americas Beverages business to us.

  Program Design

    Our overall executive compensation program is designed to be competitive with other leading companies, similar in size and market capitalization in the beverage and consumer packaged goods industry. The following objectives are the basis for our program design:

•
Total direct compensation targets are designed to be competitive with companies in the markets in which we compete;

•
Compensation is generally performance based, with our overall performance judged against internal goals;

•
A pay-for-performance culture links compensation to both individual and collective performance and will result in differentiated compensation;

•
A substantial percentage of total direct compensation is variable, or "at risk", both through annual incentive compensation and performance-based, long-term equity incentive awards (including stock options and performance-based restricted stock units); and

•
Equity incentive awards are used to align the interests of management with those of our stockholders.

    To accomplish our compensation objectives, our executive officers' total direct compensation in 2011 was comprised of a mix of the following components:

•
base salary;

•
MIP awards (our annual cash incentive program); and

•
long-term incentive awards, consisting of:

  •
  stock options,

  •
  performance-based PSUs, and

  •
  time-based RSUs.

    To further align the interests of management and our stockholders, the Company has adopted stock ownership guidelines (See — "Compensation Discussion and Analysis — Stock Ownership Guidelines" beginning on page 41).

  2011 Key Actions

    In 2011 the Compensation Committee took three (3) significant actions related to executive compensation:

•
adopted a PSU program as a part of our long-term equity incentive program to further enhance our pay-for-performance culture and the alignment of our compensation program with the interests of our stockholders, with the performance metrics under the PSU program tied to net income growth and cash flow yield over a three-year period (See — "Compensation Discussion and Analysis — Long-Term Incentive Awards — Specific Programs for 2011" beginning on page 39);

•
discontinued the gross-up payments to our CEO to cover tax costs associated with his personal use of a corporate jet; and

•
adopted a clawback policy (See — "Compensation Discussion and Analysis — Clawback Policy" beginning on page 42).

  Response to Say-on-Pay Vote

    Prior to our annual meeting held in 2011 and, again, after receiving a minority vote against our 2010 executive compensation program, we undertook discussions regarding our executive compensation program with certain stockholders holding approximately 50% of our outstanding common stock. Of those stockholders who were willing to discuss their vote, we determined that a significant number of the advisory votes against our executive compensation program resulted solely from our inclusion of one executive officer hired in 2010 in our Change In Control Severance Plan (the "CIC Plan"). The Compensation Committee believed that in order to attract this executive, he should be included in the CIC Plan. The CIC Plan provides that payments made under the CIC Plan that are subject to excise taxes under Section 280G of the Code will be grossed up (See — "Historical Executive Compensation Information — Post Termination Compensation — Change in Control" beginning on page 54).

    No additional executive officers have been included in the CIC Plan since April 2010, and currently, the Compensation Committee does not intend to include any additional executive officers in the CIC Plan.

  2011 Compensation

    Management considers the MIP, stock options and PSU programs to be performance based. In 2011, 47% of the total direct compensation paid to our CEO was performance-based compensation, and 43% of the total direct compensation paid to all of our NEOs (as defined in the first paragraph of "Historical Executive Compensation Information" on page 45) was performance-based compensation.

    In determining the 2011 executive compensation program, the Compensation Committee reviewed available market data on compensation paid to similarly-situated executives in our peer group during 2010, along with the performance of those peer group companies in relation to our performance. The Compensation Committee has chosen to target peer group medians when determining the cash elements (base salary and MIP percentage payout) of the compensation program. The Compensation Committee also targets peer group medians in establishing the stock option and RSU components of the long-term incentive programs. In 2011 the Company designed and commenced the PSU component of the long-term incentive program to provide an opportunity for executives to incrementally increase their total direct compensation to a level that will be approximately at the 75th percentile of a consumer products peer group, if the Company's performance with respect to the PSU program metrics is greater than the 75th percentile of that consumer products peer group. Further, payouts provided by the PSU component of the long-term incentive plan are determined over a three-year performance period, so performance must be sustained to achieve the incremental increase in total direct compensation level (See — "Compensation Discussion and Analysis — Long-Term Incentive Awards — Specific Programs for 2011" beginning on page 39).

    The Compensation Committee utilizes measures in our incentive compensation programs (such as growth in earnings per share, net sales and net income, as well as cash flow yield) to drive our business performance, as we believe these measures should directly impact total shareholder return. For the three-year period from 2009 through 2011:

•
Our CEO's cash compensation relative to our peer group was at the 35th percentile;

•
Our CEO's total direct compensation relative to our peer group was at the 59th percentile; and

•
For comparison purposes, our total shareholder return was at the top of our peer group and relative to our peer group was at the 100th percentile.

    In addition, for the three-year period from 2009 through 2011, our CEO's total direct compensation was 14% percent above the median CEO total direct compensation in the Company's peer group.

    The Company's financial performance in 2011 reflects the contributions and efforts of our CEO and the other members of our executive leadership team. The following highlights some of the key elements of our 2011 financial performance, which was achieved against a weak economic backdrop:

•
Net sales, as reported, increased 5%;

•
Earnings per share, as reported, increased 26%; and

•
We returned $773 million of cash to our stockholders in the form of stock repurchases in the amount of $522 million and dividends in the amount of $251 million. In February 2012, we announced an increase in our dividend rate.

  Conclusion

    The executive compensation decisions made for 2011, as reflected in the "Historical Executive Compensation Information" section of this Proxy Statement, met the program objectives set forth above. Further, our executive compensation decisions were designed to motivate, retain and reward our executive leadership team, which was a key to our 2011 performance. These decisions resulted in executive compensation that was aligned with our peer group.

Role of the Compensation Committee

    The Compensation Committee administers our executive compensation program. The Compensation Committee establishes and monitors our overall compensation strategy to ensure that executive compensation supports our business objectives. In carrying out its responsibilities, the Compensation Committee is responsible for setting the compensation of the Chief Executive Officer and all of our executive officers. As part of this compensation setting process, the Compensation Committee, with assistance from its executive compensation consultant, reviews the compensation (including base salary, annual cash incentives, long-term incentives and other benefits) of similarly-situated executive officers in our peer group. The Compensation Committee also consults with the other independent directors on the Board before setting annual compensation for our executive officers. The chairman of the Compensation Committee regularly reports on committee actions at Board meetings.

    For a more complete description of the responsibilities of the Compensation Committee, see "Corporate Governance — Board Committees and Meetings — Compensation Committee" beginning on page 22 and the charter for the Compensation Committee posted on our website at www.drpeppersnapplegroup.com under the Investors and Company and Governance captions.

Role of Compensation Consultant

    The Compensation Committee has retained Mercer as its outside executive compensation consultant to advise the Compensation Committee on executive compensation matters. Mercer regularly attends Compensation Committee meetings and reports directly to the Compensation Committee on matters relating to compensation for our executive officers, including the Chief Executive Officer. Please see "Corporate Governance — Board Committees and Meetings — Compensation Committee" beginning on page 22 for a list of Mercer's duties in 2011. As discussed in that section, the Company uses Mercer for other services that are unrelated to executive compensation. If the Company decides to use Mercer on a significant project, then management will review the decision with the Compensation Committee prior to Mercer's engagement by the Company.

Role of Company Management

    The Chief Executive Officer develops preliminary recommendations regarding compensation matters with respect to our executive officers (other than the Chief Executive Officer) and provides these recommendations to the Compensation Committee. The management team is responsible for the administration of the compensation programs once Compensation Committee decisions are finalized.

The Compensation Program

    The key components of our current compensation program for our executive officers are:

•
base salary;

•
MIP;

•
long-term equity-based incentives (both time-based and performance-based); and

•
other benefits.

    In 2011, the Compensation Committee reviewed our executive compensation program to determine how well actual compensation targets met our overall philosophy and the compensation in our targeted markets. Overall, the Compensation Committee believes the program remains aligned with our key objectives.

Peer Group

    In the second half of 2010, our Compensation Committee, with the assistance of Mercer, reviewed potential peers. A set of peer companies was identified that were used to calibrate our executive compensation program for 2011. These companies represented leading beverage and consumer packaged goods companies of similar size and market capitalization to us, and include:

Brown-Forman	Del Monte *	Kellogg
Campbell Soup	General Mills	McCormick
Chiquita Brands	Heinz	Molson Coors
ConAgra	Hershey	Ralcorp
Constellation Brands	Hormel	Sara Lee
Dean Foods	J.M. Smucker

*
Clorox was added as member of our peer group in 2011 to replace Del Monte, which is no longer publicly-traded.

Base Salary

    Base salary is designed to compensate our executive officers in part for their roles and responsibilities and also to provide a stable level of compensation that serves as a retention tool throughout the executive's career. Salaries are targeted at the median of the market for similar positions in the peer companies. Adjustments are made annually based on individual performance.

    In general, base salary is the smallest component of the overall compensation package, assuming that we are achieving or exceeding targeted performance levels for our incentive programs. In 2011 base salary represented approximately 12% to 26% of the total direct compensation package for the Chief Executive Officer and the other NEOs. This is consistent with our philosophy to have low fixed and high "at risk" compensation.

    Salary increases for our NEOs in 2011 were made by the Compensation Committee, considering the challenging economic environment, the level of base salary relative to key comparators and the performance of the given executive. As a result of these actions, the base salaries for our CEO and four other NEOs are near the market median.

Management Incentive Compensation

    The MIP, our annual cash incentive program, is designed to reward the achievement of specific pre-set financial results typically measured over the fiscal year. Each participant is assigned an annual incentive target expressed as a percentage of base salary. For the NEOs, these targets ranged from 70% to 135% of base salary. The actual awards are calculated based on year-end salary. For any NEO promoted during the year, the calculation is pro-rated and is based upon the NEO's actual time in each position, the NEO's previous base salary and MIP target percentage and new base salary and MIP target percentage.

  Specific Plan for 2011

    Awards under the MIP for 2011 were based on a series of key financial metrics that reflected the Company's key objectives for the year. The metrics vary based on the roles and responsibilities of each executive. In addition, a portion of the incentive plan was focused on our continuing drive to improve our cash conversion cycle metric in 2011.

    In addition to overall financial performance, the Company established a series of key operating metrics to focus various plan participants, including some of our NEOs, on operational excellence in 2011. These operating metrics included the following areas: all channel volume distribution, market share, days in inventory, total mechanical effectiveness, and safety ratio. The phrase "operating metrics" is used to capture this portion of the annual incentive plan described below.

    The key metrics and weights for our NEOs and our other executive officers were as follows:

Metric	CEO and Chief Financial Officer	Business Unit Presidents	Other Executive Officers
Financial Metrics:
Diluted Earnings Per Share ("EPS")	60%
Company Net Sales	30%		20%
Company Net Income		30%	30%
Segment Net Sales		20%
Segment Operating Profit ("SOP")		20%	20%
Operating Metrics		20%	20%
Cash Conversion Cycle	10%	10%	10%

  Results for Fiscal Year 2011

  Financial Metrics

    In fiscal year 2011, the targeted financial goals at the corporate level, the potential payouts for achieving these goals and the fiscal year 2011 results (against which the targets are measured and as determined by the Compensation Committee) were as follows:

	Potential Payout as a Percentage of Target
Metric	Target 100%	Results, as adjusted
	($ in millions except EPS)
EPS(1)	$2.78	$2.79
Company Net Sales	$5,915	$5,903
Company Net Income(1)	$617	$617
Segment Net Sales:
Beverage Concentrates	$1,208	$1,193
Packaged Beverages	$4,409	$4,292
Latin America Beverages	$423	$418
SOP(2):
Beverage Concentrates	$797	$782
Packaged Beverages	$592	$537
Latin America Beverages	$40	$43

(1)
The reconciliation of the Results, as reported, by the Company for fiscal year 2011 for EPS and Company Net Income to the Results, as adjusted, are as follows:

	EPS	Company Net Income
		(in millions)
Results, as reported	$2.74	$606
Adjustment:
Litigation Reserve(a)	.05	11

Results, as adjusted	$2.79	$617

(a)
The Company's reported net income was adjusted for a litigation provision of $11 million ($18 million net of tax benefit of $7 million). See discussion in Part II, Item 8 of the 2011 Form 10-K under the caption "Financial Statements and Supplementary Data — Notes to Audited Consolidated Financial Statements — Note 18 — Commitments and Contingencies — Legal Matters — Robert M. Ward, et al. v. The American Bottling Company."

(2)
The reconciliation of the Results, as reported, by the Company fiscal year 2011 for SOP to the Results, as adjusted, are as follows:

	SOP
	Beverage Concentrates	Packaged Beverages
	(in millions)	(in millions)
Results, as reported	$779	$519
Adjustment:
Business Investments(a)	3	—
Litigation Reserve(b)	—	18

Results, as adjusted	$782	$537

(a)
Adjustments were made to the SOP to eliminate costs allocated to the segments for certain investments made in the business in fiscal year 2011. These investments were determined during the year and were not included in the operating plan for the segment used to calculate the MIP targets for fiscal year 2011.

(b)
Packaged Beverages SOP was adjusted for the litigation provision discussed in footnote (1)(a) above.

  Operating Metrics

    The performance measures for operating metrics for fiscal year 2011 were set at levels that were challenging, but achievable. Since 2011 was only the third full year the Company operated as an independent company and used operating metrics as a performance measure for determining incentive compensation, it was difficult to predict achievability. However, the Compensation Committee set such measures at levels that they reasonably believed would contribute to the success of the Company in fiscal year 2011 based on the achievable, but challenging standard. For fiscal year 2011, our Compensation Committee determined that results based on various operating metrics were 56.2% of target for the President, Packaged Beverages, 80.2% of target for the President, Beverage Concentrates and Latin America Beverages and 186.9% of target for the Executive Vice President, Supply Chain.

    Operating metrics were first used as a performance metric in fiscal year 2009. In 2010 and 2009, respectively, the results based on various operating metrics were 61.7% and 112.6% of target for the President, Packaged Beverages, 45.2% and 100.6% of target for the President, Beverage Concentrates and Latin America Beverages, and 114.7% and 107.7% of target for the Executive Vice President, Supply Chain.

  Cash Conversion Cycle

    The cash conversion cycle metric used in accounts receivable by the Company is a standard financial measure that is the arithmetic sum of days of sales outstanding plus the number of days of product in inventory less the number of days payables that are outstanding. In 2011, the second year the Company has used this measure, the Company set a target to improve the cash conversion cycle by three (3) days, with actual improvement being 4.1 days and bringing the cash conversion cycle to 33.9 days. As a result of this improvement, the performance under this metric was 131.4% of target for each of our NEOs in 2011. In 2010 the performance under this metric was 200% of target for each of our NEOs.

Long-Term Incentive Awards

  Overview

    Our long-term incentive awards are used to link our performance and increases in stockholder value to the total direct compensation for our executive officers. These awards are also key components of our ability to attract and retain our executive officers. The annualized value of the awards to our executive officers is intended to be the largest component of our overall compensation package. On average, and assuming performance is on target, these awards currently represent over 50% of the total direct compensation package for our NEOs, consistent with our emphasis on linking executive compensation to stockholder value.

  Specific Programs for 2011

    In 2011 our long-term incentive awards consisted of (i) grants of stock options, which are linked to our stock price performance; (ii) awards of PSUs, which are linked to internal performance measures, as discussed below; and (iii) awards of RSUs, which promote employee retention. The Compensation Committee believed it was important to continue using equity vehicles to provide alignment with stockholder interests. To provide an emphasis on performance through the use of stock options and PSUs and on retention through the use of RSUs, the Compensation Committee made grants and awards in 2011 to our NEOs consisting of 23% stock options, 54% RSUs and 23% PSUs. The higher weighting on RSUs was done primarily to provide additional emphasis on retention in the uncertain economic environment. The Compensation Committee believes that these awards to NEOs will focus attention on building stockholder value over the long-term, reinforce the importance of their roles as stewards of the business, and help to retain the executives.

    The following provides more detail about the various award programs:

•
Stock Options:  Stock options are granted with an exercise price equal to the closing market price of our common stock on the grant date. Stock options generally vest over a period of three years with one third becoming exercisable on each anniversary of the grant date as long as the recipient is still employed by us on the date of vesting, and generally expire after ten years. Stock options only have value if our stock price appreciates after the options are granted. Our incentive plans prohibit the repricing of any outstanding award.

•
RSUs:  Each RSU is equivalent in value to one share of our common stock and generally vest on the third anniversary of the award date. RSUs do not generally entitle the recipient to voting rights until the units vest. Holders of RSUs receive a dividend equivalent payment of additional RSUs. These dividend equivalents are governed by the terms of the RSU agreement. The additional RSUs equal: (i) the product of the per-share cash dividend payable with respect to each share of common stock on that date, multiplied by the total number of RSUs which have not been settled or forfeited as of the record date for such dividend, divided by (ii) the closing price on the NYSE of one share of common stock on the payment date of that dividend.

•
PSUs:  In 2011, the Compensation Committee approved a PSU program. Each PSU is equivalent in value to one share of our common stock. Holders of PSUs accrue a dividend equivalent payment of additional PSUs, payable upon vesting. These dividend equivalents are governed by the terms of the PSU agreement. The additional PSUs equal: (i) the product of the per-share cash dividend payable with respect to each share of common stock on that date, multiplied by the total number of PSUs which have not been settled or forfeited as of the record date for such dividend, divided by (ii) the closing price on the NYSE of one share of common stock on the payment date of that dividend. The performance period for the PSUs granted in 2011 commenced on January 1, 2011 and will end on December 31, 2013 (the "Plan Period"). Based on the achievement of the performance measures, the PSUs will vest on December 31, 2013. The performance measures are as follows:

a.
Value Appreciation (herein so called) calculated as a percentage (rounded to 2 decimals) as follows:

  b.
  Cash Flow Yield (herein so called) calculated as a percentage (rounded to 2 decimals) as follows:

  c.
  Net Income, Cash Flow from Operations and Capital Expenditures will be as reported on the Company's Form 10-K for the applicable year, but will be adjusted for items excluded as indicated in the Company's earnings release for the applicable fiscal year ("ex-items"). (If not so indicated in the earnings release, revenue amortization related to the license transactions with PepsiCo, Inc. in 2009 and with The Coca-Cola Company in 2010 will be considered as ex-items.) Furthermore, all tax payments related to ex-items will be also considered ex-items in the applicable periods, including the income tax payments related to the aforementioned license transactions.

  d.
  P/E is the price to earnings ratio and will be fixed during the Plan Period. It will be determined by dividing (i) the Average Closing Market Price (as hereafter defined) by (ii) the Diluted Earnings per share, ex-items, for the calendar year ended on December 31 as indicated in the Company's earnings release for that calendar year. The resulting number will be the P/E to be used in the determination of the Cash Flow Yield for the Plan Period.

  The Average Closing Market Price shall be calculated by dividing (i) the closing market price of the Company's common stock on the NYSE on the 15th day of each calendar month of the calendar year immediately preceding the first Plan Year (or if the 15th day of the calendar month is not a day on which the NYSE is open for trading, then the closing market price on the first day after the 15th day of the month that the NYSE is open for trading) by (ii) twelve (12).

  e.
  The sum of the Value Appreciation + Cash Flow Yield ("Internal Return") will be calculated at the end of each year, with the sum of the Internal Return for each Plan Year to be divided by three (3) (the number of years in the Plan Period) to determine the average internal return (the "Average Internal Return").

  f.
  Payout of shares:

  (i)
  will be 50% of the award if the Average Internal Return is 8% ("Threshold Level"),

  (ii)
  will be 100% of the award if the Average Internal Return is 12% ("Target Level"), and

  (iii)
  may increase up to 200% if the Average Internal Return is 16% ("Maximum Level').

  The payout percentage will be calculated on a straight line basis between the Threshold Level and Target Level and between the Target Level and the Maximum Level.

  Equity Award Procedures

    We have established equity award procedures to develop a consistent practice with respect to the granting of equity-based awards. Under these procedures, the Board, with respect to equity awards to non-executive directors, and the Compensation Committee, with respect to employee awards, may grant equity awards at its first regularly-scheduled meeting in each calendar year (or at any special meeting, so long as this special meeting occurs on or before March 2 of each calendar year), and the effective date of these equity awards will be March 2 (or if not a NYSE trading day, the first NYSE trading day after March 2). The Compensation Committee may also make equity awards to new hires, employees receiving promotions, employees receiving retention grants and persons becoming employees as a result of an acquisition at any regularly scheduled meeting or at any special meeting called for that purpose. The Board may also make equity awards to persons who become new directors at any regularly scheduled meeting or at any special meeting called for that purpose. The Special Award Committee may make awards to employees at any time, but the effective date of such awards is the first business day of the next succeeding month after the Special Award Committee selects employees for awards. Awards by the Special Award Committee are also governed by the limitations established by the Compensation Committee. For a more complete description of the authority and limitations of the Special Award Committee, see "Corporate Governance — Board Committees and Meetings — Special Award Committee" on page 24.

    Our equity award procedures require that the exercise or grant price of an equity award equal the closing price of our common stock on the effective date of the award. Our procedures also set forth the procedural and control requirements for granting equity awards.

Benefits

    Our benefit programs are established based upon an assessment of competitive market factors and a determination of what is needed to attract and retain high caliber executives. Our primary benefits for our executive officers include participation in our broad-based plans: retirement plans, savings plans, health and dental plans and various insurance plans, including disability and life insurance.

    We also provide our NEOs the following benefits:

•
Supplemental Savings Plan:  The only nonqualified deferred compensation plan sponsored by us for NEOs is the Supplemental Savings Plan (the "SSP"), a non-tax qualified defined contribution plan. The SSP is for employees who are actively enrolled in the Savings Incentive Plan ("SIP") and whose deferrals under the SIP are limited by the Code compensation limitations. Employees may elect to defer up to 75% of their base salary over the compensation limit (established in the Code) to the SSP, and we match 100% of the first 4% of base salary that is contributed by these employees. Employees participating in the SSP are always fully vested in their, as well as our, contributions to the plan.

•
Executive Service Allowance:  All NEOs receive an annual allowance that can be used for obtaining financial planning, tax preparation services and other related benefits. The executive pays tax on this allowance.

•
Automobile Allowance:  We provide our NEOs with an automobile allowance. This benefit provides eligible executives with an opportunity to use their car for both business and personal use in an efficient manner. The executive pays tax on this allowance.

•
Executive Long-term Disability:  We provide our NEOs with an executive long-term disability program that is supplemental to our group disability program. The executive long-term disability program provides a benefit of up to 60% of total target compensation. Total target compensation equals the sum of base pay and target performance based incentive compensation. Executives recognize imputed income for tax purposes for premiums paid for the executive long-term disability premiums.

•
Annual Physicals:  We provide our NEOs with the opportunity to have executive physicals on an annual basis.

    In 2011 we discontinued grossing-up Mr. Young's base salary to cover the taxes accruing to Mr. Young on income attributed to him from his personal use of the corporate aircraft.

Stock Ownership Guidelines

    In 2010, the Company adopted stock ownership guidelines, which provide that (1) the Chief Executive Officer is required to own shares of the Company's common stock having a value equal to a minimum of five times his or her annual base salary, (2) the Chief Financial Officer, President — Packaged Beverages, and President — Beverage Concentrates and Latin America Beverages, are each required to own shares of the Company's common stock having a value equal to a minimum of four times their respective annual base salary and (3) all executive vice presidents are required to own shares of the Company's common stock having a value equal to a minimum of three times their respective annual base salary. There are varying requirements of ownership for other officers of the Company. Non-Executive directors serving on the Board are required to own shares of the Company's common stock having a value equal to a minimum of three times their respective annual retainer. All unvested RSUs shall be included as shares owned for purposes of determining compliance with the guidelines, but unvested PSUs and stock options are excluded from the determination of shares owned for purposes of determining compliance with the guidelines. The officers and directors shall meet such minimum guidelines five years after November 1, 2010 or, if elected or appointed after November 1, 2010, then five years after the date of such election or appointment. Though not yet required, all of the NEOs and all of our non-executive directors (other than Mr. Alexander and Ms. Roché, who each joined the Board in 2011) met these guidelines as of December 31, 2011.

Insider Trading Policy

    Our Insider Trading Policy prohibits employees from trading our securities or securities of any other company when the employee possesses or has knowledge of material information that is not generally known or available to the public about the Company or such other company. Among other provisions, the Insider Trading Policy also prohibits directors, officers and employees from entering into hedge transactions which would normally be entered into if an investor thought the market price for the shares was going to decline.

Clawback Policy

    In 2011 the Compensation Committee approved a Clawback Policy (the "Clawback Policy") in advance of regulations to be promulgated by the NYSE under the Investor Protection and Securities Reform Act of 2010. The provisions of the Clawback Policy will be reconsidered when the final regulations are published. The Clawback Policy provisions provide that:

•
If there is a restatement of the Company's financial statements filed with the SEC (other than to comply with changes in applicable accounting principles) covering any of the three fiscal years preceding the payment or grant of incentive compensation, then the Company:

      o  will, subject to the approval of the Compensation Committee, recover from each member of the Company's executive leadership team (and from each person who was a member of the executive leadership team during the three year period preceding the first day of any accounting period for which the financial statements are restated) the incentive compensation paid to that executive that was in excess of the incentive compensation that would have been paid to the executive based on the restated financial statements, with such excess to be determined by the Company and approved by the Compensation Committee, and

      o  may recover from any other award recipient, whose fraud or willful misconduct resulted in the restatement, any incentive compensation paid to that award recipient that was in excess of the incentive compensation that would have been paid to the award recipient based on the restated financial statements, with such excess to be determined by the Company.

•
If the Company determines that any award recipient is guilty of fraud or willful misconduct that would give rise to a termination for cause, but not result in a restatement of the Company's financial statements, then the Company will have the right to recover from that award recipient, any incentive compensation paid to that award recipient during the period of time the award recipient was engaged in such fraud or willful misconduct. The Compensation Committee will approve the recovery of incentive compensation from any member of the executive leadership team.

    The value with respect to which recovery shall be sought will be determined by the Company (or Compensation Committee in the case of a member of the executive leadership team) based on such factors as considered relevant, including, but not limited to, the difference between the amount that was actually paid and what would have been paid based on the restatement. The Company may also seek any additional equitable or legal remedies from any person and which arise under the facts which give rise to a claim by the Company under the Clawback Policy.

Tax Treatment

    Under Section 162(m) of the Code, we generally receive an annual federal income tax deduction for compensation paid to the Chief Executive Officer and the other three most highly paid executives (excluding the chief financial officer) only if the compensation is less than $1 million or is performance based. The applicable awards granted under the MIP, the Omnibus Stock Incentive Plan of 2008 and the Omnibus Stock Incentive Plan of 2009 are fully tax-deductible for us. RSUs granted under the Omnibus Stock Incentive Plan of 2008 and the Omnibus Stock Incentive Plan of 2009 that vest solely over time are not performance-based compensation and are subject to the limitation of tax deductibility under Section 162(m) of the Code. The Compensation Committee intends to continue seeking a tax deduction to the extent possible for all executive compensation, as long as it is in the best interest of the Company and our stockholders.

Compensation Programs and Risk Taking

    At the request of our Compensation Committee, Mercer undertook a detailed review of the Company's compensation programs in connection with the preparation of this Proxy Statement to determine if disclosure was required under Item 402(s) of Regulation S-K. The risk assessment by Mercer of the Company's compensation programs focused on areas such as overall program design, balance of short-term and long-term compensation, incentive plan design (type of metrics used, award opportunity and incentive plan leverage) and administrative provisions.

    With respect to the overall program design and balance of short-term and long-term compensation, Mercer found that:

•
A significant portion (between 50% and 70%) of target total direct compensation for our executive leadership team is provided in equity, focused on long-term performance and aligned with stockholder interests. With annual compensation accounting for less than half of the targeted compensation package, the structure discourages maximizing short-term financial benefits.

•
The relationship between fixed and variable/at-risk compensation is heavily weighted to incentives (approximately 70% to 85% is "at risk"), which is consistent with practices at our peer companies.

•
Program balance is also provided through an appropriately set cap (200% of target) that limits the upside potential of the MIP.

•
Similarly, award amounts for PSUs are appropriately capped at 200% of target, which provides incentive to achieve superior long-term performance without encouraging decisions that could jeopardize long-term sustainability.

•
Stock options provide the only uncapped opportunity in the compensation program. However, the stock options have multi-year vesting provisions, which lessens their impact on short-term risk taking for financial gain; moreover, from a value standpoint, stock options represent less than 25% of the long-term incentive mix (23% stock options; 54% RSUs; and 23% PSUs).

    Mercer also noted that the MIP and long-term incentive programs contain prudent risk management design.

    Based on its risk assessment, Mercer reported to the Compensation Committee and to management that the Company's compensation programs are aligned to the interests of its stockholders, appropriately reward pay for performance and do not promote unnecessary and excessive risk-taking. Based on Mercer's assessment, the Compensation Committee believes that the Company's compensation programs do not provide incentives for excessive risk-taking and, therefore, do not encourage management or employees to take unreasonable risks relating to the Company's business.

 REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    In 2010 and through February 28, 2011, the Compensation Committee was comprised of Mr. Stahl, Mr. Rogers and Ms. Szostak. Commencing on March 1, 2011 the Compensation Committee was comprised of Mr. Stahl, Ms. Patsley and Ms. Szostak. The Compensation Committee oversees our compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

    In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company's Annual Report on Form 10-K for the year ended December 31, 2011 (through incorporation by reference to this Proxy Statement).

Submitted by the Compensation Committee of the Board
Jack L. Stahl, Chairman Pamela H. Patsley M. Anne Szostak

THE ABOVE REPORT OF THE COMPENSATION COMMITTEE WILL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH OR INCORPORATED BY REFERENCE INTO ANY FILING BY US UNDER THE SECURITIES ACT OF 1933 OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE SUCH REPORT BY REFERENCE.

HISTORICAL EXECUTIVE COMPENSATION INFORMATION

    The executive compensation disclosure contained in this section reflects compensation information for 2011. The following disclosure tables provide information for (1) Mr. Young, our President and CEO; (2) Mr. Ellen, our Chief Financial Officer; (3) Mr. Johnston, our President, Beverage Concentrates and Latin America Beverages; (4) Mr. Collins, our President, Packaged Beverages; and (5) Mr. Hobson, our Executive Vice President, Supply Chain. These persons are sometimes herein collectively referred to as "Named Executive Officers" or "NEOs" and individually as "NEO".

Summary Compensation Table

    The following table sets forth information regarding the compensation earned by NEOs in fiscal years 2009, 2010 and 2011.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(2)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)(4)	Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Larry D. Young	2011	1,057,692		—	4,368,725		1,304,958		1,511,974	34,371	412,686	8,690,406
President & CEO	2010	976,923		—	3,324,983		1,424,995		1,614,251	14,693	278,551	7,634,396
	2009	934,616	(1)	—	2,519,992		1,079,998		1,839,488	30,619	114,665	6,519,378
Martin M. Ellen	2011	532,692		—	1,201,168		358,799		501,647	—	85,737	2,680,043
Chief Financial Officer	2010	397,789		—	3,543,707	(7)	1,518,745	(7)	459,715	—	179,422	6,099,378
	2009	—		—	—		—		—	—	—	—
James J. Johnston	2011	532,000		—	1,101,050		328,894		424,628	80,687	182,125	2,649,384
Pres. Beverage Concentrates	2010	515,385		—	699,993		299,997		422,574	34,419	139,581	2,111,949
& Latin America Beverages	2009	519,231	(1)	—	629,988		269,998		651,121	70,036	78,370	2,218,744
Rodger L. Collins	2011	528,000		—	1,101,050		328,894		297,824	—	115,151	2,370,919
Pres. Packaged Beverages	2010	517,693		—	699,993		299,997		347,153	—	100,036	1,964,872
	2009	510,000	(1)	—	629,988		269,998		715,633	—	95,638	2,221,257
Derry L. Hobson	2011	463,847		—	700,648		209,298		347,889	—	93,655	1,815,337
EVP Supply Chain	2010	444,231		—	559,976		239,995		329,838	—	84,158	1,658,198
	2009	430,578	(1)	—	1,059,991		239,998		474,654	—	78,108	2,283,329

(1)
Salary disclosed reflects 27 biweekly pay periods that occurred in fiscal year 2009, excluding Mr. Collins who received the typical 26 biweekly pay periods because he was on a different payroll system.

(2)
The amounts reported in the Stock Awards column reflect the grant date fair value associated with awards of RSUs and PSUs to each of the NEOs (amounts do not include any RSUs and PSUs that have been paid as dividend equivalents subsequent to the date of the award). The value of the PSUs awarded is subject to the achievement of certain performance criteria at the end of the three-year performance period — (See "Compensation Discussion and Analysis — Long-Term Incentive Awards — Specific Programs for 2011" beginning on page 39.) Even though the awards may be forfeited, the amounts do not reflect this contingency. Assumptions used to calculate these amounts (disregarding forfeiture assumptions) are included in Note 14 "Stock-Based Compensation," to our Consolidated Financial Statements, which are included in our 2011 Form 10-K. For further information on the stock awards granted in fiscal year 2011, see the Grants of Plan-Based Awards table on page 47.

(3)
The amounts reported in the Option Awards column represent the grant date fair value associated with option grants to each of the NEOs. Even though the awards may be forfeited, the amounts do not reflect this contingency. Assumptions used to calculate these amounts (disregarding forfeiture assumptions) are included in Note 14 "Stock-Based Compensation" to our Consolidated Financial Statements, which are included in our 2011 Form 10-K. For further information on the stock option grants awarded in fiscal year 2011, see the Grants of Plan-Based Awards table on page 48.

(4)
The amounts reported in the Non-Equity Incentive Plan Compensation column reflect the amounts earned by each NEO under the Company's MIP for fiscal year 2011.

(5)
The amounts reported in the Nonqualified Deferred Compensation Earnings column represent an estimate of the aggregate change during fiscal year 2011 in the actuarial present value of accumulated benefits under the Personal Pension Account Plan and the Pension Equalization Plan (as applicable), as described in more detail in the Pension Benefits table on page 50. The change in the actuarial present value of the accumulated benefits under the plans was determined in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 715 ("Retirement Benefits"). Assumptions used to calculate these amounts are included in Note 13 "Employee Benefit Plans," to our Consolidated Financial Statements, which are included in our 2011 Form 10-K.

(6)
"All Other Compensation" for fiscal year 2011 is summarized as follows:

	Automobile Allowance ($)	Service Allowance ($)	Disability Income Premiums ($)(a)	Company Contributions ($)(b)	Corporate Aircraft ($)(c)	Executive Physicals ($)	Taxable Moving Expenses ($)	Total ($)
Mr. Young	35,100	24,000	6,778	279,033	67,775	—	—	412,686
Mr. Ellen	31,200	20,000	6,053	21,308	217	6,208	751	85,737
Mr. Johnston	28,600	19,000	4,665	129,428	432	—	—	182,125
Mr. Collins	28,600	19,000	6,794	58,251	—	2,506	—	115,151
Mr. Hobson	24,700	14,000	7,825	46,121	1,009	—	—	93,655

(a)
Includes the gross up for taxes to be paid by the NEO on the premium that was included in the NEO's income.

(b)
The amounts reported in the Company Contributions column represent our matching contributions to the tax-qualified defined contribution plans and non-tax qualified defined contribution plans. The contributions to the tax qualified defined contribution plans for 2011 are as follows: $27,955 for Mr. Young, $9,800 for Mr. Ellen, $30,405 for Mr. Johnston, $17,150 for Mr. Collins, and $17,150 for Mr. Hobson. The contributions to the non-tax qualified defined contributions plans for 2011 are as follows: $251,078 for Mr. Young, $11,508 for Mr. Ellen, $99,023 for Mr. Johnston, $41,101 for Mr. Collins, and $28,971 for Mr. Hobson.

(c)
For SEC purposes, the cost of personal use of a corporate aircraft is calculated based on the incremental cost to us. We calculated the incremental cost using costs of charter aircraft and estimated variable costs of operating the aircraft. Fixed costs which do not change based on usage, such as pilot salaries, depreciation of aircraft and cost of maintenance are excluded. In 2011 we discontinued grossing-up Mr. Young's base salary to cover the taxes accruing to Mr. Young on income attributed to him from his personal use of the corporate aircraft.
(7)
We entered into a letter of understanding with Mr. Ellen in connection with his employment in 2010. The Letter of Understanding provides that to replace the equity awards that Mr. Ellen lost when he left his previous employer, the Company awarded Mr. Ellen non-qualified stock options and RSUs (comprised of 70% RSUs and 30% stock options) with a total cash value of $3,750,000, vesting ratably over a five-year period.

Grants of Plan-Based Awards

    The following table sets forth information regarding equity plan awards and non-equity incentive plan awards by us to our NEOs in fiscal year 2011. For a discussion of the material terms of these awards, see "Compensation Discussion and Analysis — The Compensation Program" and "Historical Executive Compensation Information — Summary Compensation Table."

Grants of Plan-Based Awards

								All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Options Awards: Number of Securities Underlying Option (#)(4)
											Grant Date Fair Value of Stock and Option Awards (6)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($/Sh)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Larry D. Young		362,813	1,451,250	2,902,500
	3/2/2011							84,124			3,063,796
	3/2/2011				17,915	35,830	71,660				1,304,929
	3/2/2011								198,021	36.42	1,304,958
Martin M. Ellen		120,375	481,500	963,000
	3/2/2011							23,130			842,395
	3/2/2011				4,926	9,851	19,702				358,773
	3/2/2011								54,446	36.42	358,799
James J. Johnston		107,120	428,480	856,960
	3/2/2011							21,202			772,177
	3/2/2011				4,515	9,030	18,060				328,873
	3/2/2011								49,908	36.42	328,894
Rodger L. Collins		106,080	424,320	848,640
	3/2/2011							21,202			772,177
	3/2/2011				4,515	9,030	18,060				328,873
	3/2/2011								49,908	36.42	328,894
Derry L. Hobson		81,900	327,600	655,200
	3/2/2011							13,492			491,379
	3/2/2011				2,873	5,746	11,492				209,269
	3/2/2011								31,760	36.42	209,298

(1)
The amounts reported in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column represent the potential payouts of annual cash incentive awards granted to our NEOs in fiscal year 2011 under the MIP subject to the achievement of certain performance measures. The actual amount of the awards made to the NEOs and paid in cash is included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)
Subject to the achievement of certain performance criteria, represents the potential number of shares that may be issued to the NEO pursuant to the grant of PSU awards made in fiscal year 2011 under the Omnibus Stock Incentive Plan of 2009. (See — "Compensation Discussion and Analysis — Long-Term Incentive Awards — Specific Programs for 2011" beginning on page 39.)

(3)
Represents the number of shares subject to RSU awards made in fiscal year 2011 under the Omnibus Stock Incentive Plan of 2009. The RSU awards vest three years from their grant date.

(4)
Represents the number of shares subject to stock option grants made in fiscal year 2011 under the Omnibus Stock Incentive Plan of 2009. All options granted in fiscal year 2011 to NEOs have a term of ten years from the grant date and vest one-third on the first, second and third anniversaries of the grant date, contingent on the NEO continuing his employment with the Company through each date.

(5)
Represents the exercise price for the option awards, which were determined based on the closing share price of a share of our common stock on the date of grant.

(6)
Represents the grant date fair value of the equity incentive plan awards, which generally reflects the amount we would expense in our financial statements in accordance with ASC 718 "Stock Compensation" over the award's vesting schedule, and does not correspond to the actual value that may be realized by or paid to the NEOs.

Outstanding Equity Awards

    The following table sets forth information regarding exercisable and unexercisable stock options and vested and unvested equity awards held by each NEO as of December 31, 2011. All such awards relate to shares of our common stock.

Outstanding Equity Awards at Fiscal Year End

	Option Awards							Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (2)(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)($)
Larry D. Young	3/2/2009			100,778		13.48	3/2/2019
	3/2/2010		67,954	135,908		31.50	3/2/2020
	3/2/2011			198,021		36.42	3/2/2021
	3/2/2009							197,049	7,779,495
	3/2/2010							110,686	4,369,883
	3/2/2011							86,042	3,396,938
	3/2/2011									36,404	1,437,230
Martin M. Ellen	4/1/2010	(3)	26,884	107,524		35.48	4/1/2020
	4/1/2010		15,681	31,362		35.48	4/1/2020
	3/2/2011			54,446		36.42	3/2/2021
	4/1/2010	(3)						61,801	2,439,903
	4/1/2010							27,037	1,067,421
	3/2/2011							23,657	933,978
	3/2/2011									10,009	395,155
James J. Johnston	5/7/2008		54,022			25.36	5/7/2018
	3/2/2009		50,389	25,194		13.48	3/2/2019
	3/2/2010		14,306	28,612		31.50	3/2/2020
	3/2/2011			49,908		36.42	3/2/2021
	3/2/2009							49,261	1,944,824
	3/2/2010							23,302	919,963
	3/2/2011							21,685	856,124
	3/2/2011									9,175	362,229
Rodger L. Collins	5/7/2008		54,022			25.36	5/7/2018
	3/2/2009		50,389	25,194		13.48	3/2/2019
	3/2/2010		14,306	28,612		31.50	3/2/2020
	3/2/2011			49,908		36.42	3/2/2021
	3/2/2009							49,261	1,944,824
	3/2/2010							23,302	919,963
	3/2/2011							21,685	856,124
	3/2/2011									9,175	362,229
Derry L. Hobson	3/2/2009			22,395		13.48	3/2/2019
	3/2/2010		11,446	22,888		31.50	3/2/2020
	3/2/2011			31,760		36.42	3/2/2021
	3/2/2009							43,789	1,728,790
	5/18/2009							23,538	929,280
	3/2/2010							18,641	735,947
	3/2/2011							13,800	544,824
	3/2/2011									5,838	230,484

(1)
Share amounts include outstanding RSUs and dividend equivalents attributable to such RSUs. Market value is determined by multiplying the total number of shares or other rights awarded under an equity incentive plan that have not vested times $39.48, the closing price of a share of our common stock on the NYSE on December 30, 2011.

(2)
Share amounts include outstanding PSUs and dividend equivalents attributable to such PSUs. Market value is determined by multiplying the total number of shares or other rights awarded under an equity incentive plan that have not vested times $39.48, the closing price of a share of our common stock on the NYSE on December 30, 2011.

(3)
Represent stock options and RSUs (including dividend equivalents attributable to such RSUs) that were awarded to Mr. Ellen to compensate Mr. Ellen for grants forfeited at his previous employer.

Options Exercised and Stock Vested

    The following table sets forth information regarding RSU awards that have vested and stock options that were exercised by our NEOs during fiscal year 2011.

Options Exercised and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Larry D. Young	201,556	5,771,274	98,181	3,866,352
	315,457	3,887,061
Martin M. Ellen			15,106	566,626
James J. Johnston			17,181	676,592
Rodger L. Collins			17,181	676,592
Derry L. Hobson	44,790	1,159,129	15,954	628,261
	50,078	824,629

Pension Benefits

    The following table sets forth information regarding pension benefits accrued by each NEO who participates in our defined benefit plans and supplemental contractual arrangements for 2011.

Pension Benefits

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Larry D. Young	Personal Pension Account Plan	2.67	41,164	—
	Pension Equalization Plan	2.67	303,350	—
James J. Johnston	Personal Pension Account Plan	16.09	324,907	—
	Pension Equalization Plan	16.09	397,549	—

(1)
The actuarial present value of benefits accumulated under the respective plans in accordance with the assumptions included in Note 13 "Employee Benefit Plans," to our audited Consolidated Financial Statements, which are included in our 2011 Form 10-K. These amounts assume that each NEO retires at age 65. The discount rate used to determine the present value of accumulated benefits is 5.0%. The present values assume no pre-retirement mortality and utilize the RP2000 healthy white collar male and female tables, projected to calendar year 2015.

  Personal Pension Account Plan

    NEOs, other than Mr. Ellen, Mr. Collins and Mr. Hobson, are provided with retirement benefits under our personal pension account plan (the "PPA Plan"), a tax-qualified defined benefit pension plan covering full-time and part-time employees with at least one year of service who were actively employed (other than former bottling group employees) as of December 31, 2006. The PPA Plan was closed to employees who were hired after December 31, 2006. Further, as of December 31, 2008, all future pay and service credits to the PPA Plan have been frozen. However, the PPA Plan does provide a minimum annual interest credit on individual account balances of 5%.

    Participants fully vest in their retirement benefits after three years of service or upon attaining age 65. Participants are also eligible for early retirement benefits if they separate from service on or after attaining age 55 with 10 years of service. Participants who leave the Company before they are fully vested in their retirement benefit forfeit their accrued benefit under the PPA Plan.

    The Code places limitations on compensation and pension benefits for tax-qualified defined benefit plans such as the PPA Plan. We have established a non-qualified supplemental defined benefit pension program (our Pension Equalization Plan), as discussed below, to restore some of the pension benefits limited by the Code.

Pension Equalization Plan

    We sponsor a pension equalization plan (the "PEP"), an unfunded, non-tax qualified excess defined benefit plan covering key employees who were actively employed as of December 31, 2006 and whose base salary exceeded certain statutory limits imposed by the Code. As with the PPA Plan, the PEP was closed to employees who were hired after December 31, 2006 and as of December 31, 2008, all future pay and service credits to the PEP have been frozen. However, the PEP does provide a minimum annual interest credit on individual account balances of 5%.

    The purpose of the PEP is to restore to PEP participants any PPA Plan benefits that are limited by statutory restrictions imposed by the Code that are taken into consideration when determining their PPA Plan benefits. Participants fully vest in their benefits under the PEP after three years of service. Participants who voluntarily resign from service before they are vested in their benefits under the PEP forfeit their unvested accrued benefit. Participants who are terminated without "cause" or resign for "good reason" are entitled to have their unvested accrued benefits under the PEP automatically vested.

    In addition, pursuant to the terms of the executive employment agreements, if any NEO is terminated without "cause" or resigns for "good reason" and is not vested in his accrued benefit under the PPA Plan, such NEO will be entitled to have his accrued and unvested benefits under the PPA Plan paid under the PEP. As of December 31, 2009, all NEOs (other than Mr. Ellen, Mr. Collins and Mr. Hobson who do not participate in the PPA Plan) have vested in their accrued benefits under the PPA Plan. Since Mr. Ellen, Mr. Collins and Mr. Hobson are not participants in the PPA Plan, they receive no benefits under the PEP.

Deferred Compensation

  Savings Incentive Plan

    The SIP, a tax-qualified 401(k) defined contribution plan, permits participants to contribute up to 75% of their base salary in the SIP within certain statutory limitations under the Code and we match 100% of the first 4% of base salary, on a per paycheck basis, that is deferred to the SIP by a participant. Employees participating in the SIP are always fully vested in their, as well as our, contributions to the plan. Participants self-direct the investment of their account balances among various mutual funds. All of our NEOs participate in the SIP.

    Also as part of the SIP, we offer an enhanced defined contribution component (the "EDC") on a tax-qualified basis to the SIP plan account. The EDC provides a contribution equal to 3% of eligible compensation to individual accounts annually. EDC contributions are 100% vested after three years of service with the Company.

  Supplemental Savings Plan

    The SSP is a nonqualified deferred compensation plan sponsored by the Company in 2011 for our employees, and is a non-tax qualified defined contribution plan. The SSP is for employees who are actively enrolled in the SIP and whose deferrals under the SIP are limited by Code compensation limitations. Employees may elect to defer up to 75% of their base salary over the Code compensation limit to the SSP, and we match 100% of the first 4% of base salary, on a per paycheck basis, that is contributed by these employees. Employees participating in the SSP are always fully vested in their, as well as our, contributions to the plan. Participants self-direct the investment of their account balances among various mutual funds. In 2011, all of our NEOs participated in the SSP.

    Also as part of the SSP, we offer an enhanced defined contribution component (the "Non-qualified EDC") on a non-tax qualified basis to the SSP plan account. The Non-qualified EDC provides a contribution equal to 3% of eligible compensation over statutory pay limits to individual accounts annually. The Non-qualified EDC contributions are 100% vested after three years of service with the Company or prior affiliates.

    The SSP also offers our executive officers the opportunity to defer up to 100% of their annual bonus. Participants will make yearly elections on payout options of bonus deferrals under the plan. Vesting is immediate and the participant has multiple distribution options available during each annual enrollment period. Participants self-direct the investment of their account balances among various mutual funds.

    The following table sets forth information regarding the nonqualified deferred compensation under the SSP for each NEO in fiscal year 2011.

Non-qualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Larry D. Young	97,523	251,078	10,973	—	933,061
Martin M. Ellen	11,508	11,508	209	—	23,306
James J. Johnston	25,830	99,023	4,746	—	367,554
Rodger L. Collins	202,189	41,101	10,065	126,519	822,872
Derry L. Hobson	249,707	28,971	34,540	—	922,908

    Not included in the table above are the Non-qualified EDC Contributions funded on January 27, 2012, which are as follows:

Larry D. Young	$206,290
Martin M. Ellen	$4,379
James J. Johnston	$67,410
Rodger L. Collins	$18,905
Derry L. Hobson	$16,461

(1)
Aggregate amount of contributions made by our NEOs to the SSP in fiscal year 2011.

(2)
Aggregate amount of the Company's contributions to the NEOs' accounts under the SSP in fiscal year 2011.

(3)
Aggregate amount of earnings credited to the NEOs' accounts under the SSP in fiscal year 2011.

Post-Termination Compensation

Executive Employment Agreements

    Mr. Young and Mr. Hobson have executive employment agreements with us. Each of the executive employment agreements was entered into in October 2007 and has a term of 10 years. Each agreement includes non-competition and non-solicitation provisions, which provide that the executive will not, for a period of one year after termination of employment, (i) become engaged with companies that are in competition with us, including but not limited to a predetermined list of companies or (ii) solicit or attempt to entice away any of our employees or customers.

    The executive employment agreements of Mr. Young and Mr. Hobson each provide that severance payments occur and salary and benefits continue if termination of employment occurs without "cause" or if the executive leaves for "good reason". Under the executive employment agreements:

    (A)  "cause" is defined as termination of the executive's employment for his:

      •
      willful failure to substantially perform his duties,

      •
      breach of a duty of loyalty toward the Company,

      •
      commission of an act of dishonesty toward the Company, theft of our corporate property, or usurpation of our corporate opportunities,

      •
      unethical business conduct including any violation of law connected with the executive's employment, or

      •
      conviction of any felony involving dishonest or immoral conduct; and

    (B)  "good reason" is defined as a resignation by the executive for any of the following reasons:

      •
      our failure to perform any of our material obligations under the employment agreement,

      •
      a relocation by us of the executive's principal place of employment to a site outside a 50 mile radius of the current site of the principal place of employment, or

      •
      the failure by a successor acquirer to assume the employment agreement.

    In the event we terminate Mr. Young's employment "without cause" or he resigns for "good reason" during the employment term, he is entitled to the equivalent of 5.875 times base salary made up as follows:

  (1)
  salary continuation for up to 15 months equal to his annual base salary and his target award under the MIP (subject to mitigation for new employment);

  (2)
  a lump sum salary payment equal to 15 months of his annual base salary; and

  (3)
  a lump sum cash payment equal to 125% of his target award under the MIP.

In addition, Mr. Young will receive a lump sum cash payment equal to his MIP payment, pro-rated through the employment termination date and based on the actual performance targets achieved for the year in which such termination of employment occurred and payable when such awards are paid under the plan to all employees.

    Mr. Young will continue to receive medical, dental and vision benefits until other employment is obtained, but not to exceed the salary continuation period. Mr. Young will also be entitled to receive outplacement services and certain payments under the qualified and non-qualified pension plans. See discussion of pension benefits to be paid under the PPA Plan under "Pension Benefits — Personal Pension Account Plan" on page 50 and the PEP under "Pension Benefits — Pension Equalization Plan" on page 50.

    In the event we terminate Mr. Hobson's employment "without cause" or he resigns for "good reason" during the employment term, he is entitled to the equivalent of 2.55 times base salary made up as follows:

  (1)
  salary continuation for up to nine months equal to his annual base salary and 75% of his target award under the MIP (subject to mitigation for new employment);

  (2)
  a lump sum salary payment equal to nine months of his annual base salary; and

  (3)
  a lump sum cash payment equal to 75% of his target award under the MIP.

    In addition, Mr. Hobson will receive a lump sum cash payment equal to his MIP payment, pro-rated through the employment termination date and based on the actual performance targets achieved for the year in which such termination of employment occurred and payable when such awards are paid under the plan to all employees.

    Mr. Hobson will continue to receive medical, dental and vision benefits until other employment is obtained, but not to exceed the salary continuation period. Mr. Hobson will also be entitled to receive outplacement services and certain payments under the qualified and non-qualified plans.

  Letters of Understanding

    The executive employment agreements with Mr. Young and Mr. Hobson were entered into prior to our spin-off from Cadbury. Since becoming an independent company, we have not entered into any new executive employment agreements. When we hire a new executive or a current executive is promoted, the executive will receive an offer letter which we refer to as "letters of understanding." Mr. Ellen received a letter of understanding outlining the conditions of his employment with us. When Mr. Johnston and Mr. Collins received promotions in 2008, each received a letter of understanding, which replaced his executive employment agreement with us. The letters of understanding have no term.

    In the event Mr. Ellen's, Mr. Johnston's or Mr. Collins' employment is involuntarily terminated, each is entitled to receive severance benefits under our Severance Pay Plan for Salaried Employees ("Severance Pay Plan"), which benefits include:

  (1)
  Mr. Ellen will receive a lump sum severance payment equal to 4.0 times his annual base salary, while Mr. Johnston and Mr. Collins will receive a lump sum severance payment equal to 3.5 times their annual base salary; and

  (2)
  a lump sum cash payment equal to their MIP payment, pro-rated through the employment termination date and based on the actual performance targets achieved for the year in which such termination of employment occurred and payable when such awards are paid under the plan to all employees.

    Under the Severance Pay Plan, Mr. Johnston is entitled to outplacement services and certain payments under the qualified and non-qualified pension plans. See discussion of pension benefits to be paid under the PPA Plan under "Pension Benefits — Personal Pension Account Plan" on page 50 and the PEP under "Pension Benefits — Pension Equalization Plan" on page 50.

    Under the Severance Pay Plan, each of Mr. Ellen and Mr. Collins is entitled to outplacement services and certain payments under the qualified and non-qualified savings plans.

    Neither Mr. Ellen, Mr. Johnston nor Mr. Collins would be eligible for severance under the Severance Pay Plan, if he were terminated (i) for cause, (ii) because of inadequate or unsatisfactory performance,

(iii) as the result of misconduct (including mismanagement of a position of employment by action or inaction, neglect that jeopardizes the life or property of another, intentional wrongdoing or malfeasance, intentional violation of a law, or violation of a policy or rule adopted to ensure the orderly work and the safety of employees), (iv) for gross neglect in job performance or (v) because his position is eliminated and he refuses to accept another position, with generally comparable base salary and incentive compensation, that is located no more than 50 miles from his former office, or it does not cause a significant detrimental impact to the executives that commute. (These items are hereinafter referred to as "Disqualifying Conditions".)

    Mr. Ellen, Mr. Johnston and Mr. Collins have each signed a non-compete agreement, which provides each will not, for a period of one year after termination of employment, (i) become engaged with companies that are in competition with us, including but not limited to a predetermined list of companies or (ii) solicit or attempt to entice away any of our employees or customers.

Change in Control

    The Compensation Committee approved the CIC Plan in February 2009. The CIC Plan generally provides that a payment will be made to a plan participant if there is a change in control of the Company and, within two years after the change in control, the participant's employment is terminated or the participant voluntarily terminates his employment under certain adverse circumstances, including a significant adverse change in responsibilities of his position. The Compensation Committee determined that Mr. Young, Mr. Ellen, Mr. Johnston, Mr. Collins and Mr. Hobson should participate in the CIC Plan. The levels of payments and benefits available upon termination were set as follows: (a) Mr. Young, as our CEO, is entitled to a payment equal to 3.0 times the sum of his base salary, plus his annual bonus; (b) Mr. Ellen, as Chief Financial Officer, is entitled to a payment equal to 2.75 times the sum of his base salary, plus his annual bonus; (c) Mr. Johnston and Mr. Collins would each be entitled to a payment equal to 2.5 times the sum of their respective base salary, plus their respective annual bonus; and (d) Mr. Hobson would be entitled to a payment equal to 2.0 times the sum of his base salary, plus his annual bonus. Payments under the CIC Plan will be grossed up to cover any applicable excise taxes under section 4999 of the Code (the "280G gross up payment"). Termination payments may be reduced by 10% to avoid the excise tax and 280G gross up payment.

    In addition, plan participants also receive other benefits, including payment of their MIP at target prorated to the date of termination, benefit continuation for the number of years equal to their payment multiplier, payment of unvested and vested qualified and non-qualified pension benefits and outplacement services.

    Currently, the Compensation Committee does not intend to include any additional executive officers in the CIC Plan.

  Tables of Potential Payments and Assumptions

    The following tables below outline the potential payments to Mr. Young, Mr. Ellen, Mr. Johnston, Mr. Collins and Mr. Hobson upon the occurrence of various termination events, including "termination for cause" or "not for good reason," "termination without cause" or "for good reason" or "termination due to death or disability" or "voluntary termination" or "with Disqualifying Conditions." Also, the table reflects potential payments related to change-in-control and subsequent qualified termination within a specified window. The following assumptions apply with respect to the tables below and any termination of employment of an NEO:

•
The tables include estimates of amounts that would have been paid to: (i) Mr. Young and Mr. Hobson assuming a termination event occurred on December 31, 2011 and (ii) Mr. Ellen, Mr. Johnston and Mr. Collins in the event they terminate their employment voluntarily or with Disqualifying Conditions or their employment is terminated involuntarily without Disqualifying Conditions on December 31, 2011. The employment of these NEOs did not actually terminate on December 31, 2011, and as a result, these NEOs did not receive any of the amounts shown in the tables below. The actual amounts to be paid to a NEO in connection with a termination event can only be determined at the time of such termination event.

•
The tables assume that the price of a share of our common stock is $39.48 per share, the closing market price per share on the NYSE on December 31, 2011.

•
Each NEO is entitled to receive amounts earned during the term of his employment regardless of the manner of termination. These amounts include accrued base salary, accrued vacation time and other employee benefits to which the NEO was entitled on the date of termination, and are not shown in the tables below.

•
For purposes of the tables below, the specific definitions of "cause" and "good reason" are defined in the executive employment agreements for Messrs. Young and Hobson and are described in the section entitled "Executive Employment Agreements".

•
To receive the benefits under the executive employment agreements, Mr. Young and Mr. Hobson are each respectively required to provide a general release of claims against us and our affiliates. The benefits are also subject to mitigation for new employment. In addition, if Mr. Young or Mr. Hobson receives severance payments under his executive employment agreement, he will not be entitled to receive any severance benefits under our Severance Pay Plan.

•
The tables are as of December 31, 2011.

Name	Compensation Element	Termination for Cause or Not for Good Reason	Death		Disability		Termination Without Cause or for Good Reason		CIC	Termination Without Cause or For Good Reason following CIC(9)
Larry D. Young	Salary Continuation Payments	—	—		—		$3,157,813	(1)	—	—
	Lump Sum Cash Payments	—	—		—		$1,343,750	(2)	—	$12,650,374
	Lump Sum Target Award MIP Payment	—	—		—		$1,814,063	(3)	—	—
	Lump Sum 2011 MIP Payment	—	$1,451,250	(4)	$1,451,250	(4)	$1,511,974	(4)	—	$1,451,250
	Medical, Dental and Vision Benefits Continuation	—	—		—		$12,405	(5)	—	$29,772
	Outplacement Services	—	—		—		$75,000		—	$75,000
	Accelerated Equity Payments
	RSUs(6)	—	$15,546,316		$10,949,126		$10,949,126		$15,546,316	$15,546,316
	PSUs(7)	—	$398,677		$398,677		$398,677		$1,437,230	$1,437,230
	Stock Options(8)	—	$4,310,718		$2,796,785		$2,796,785		$4,310,718	$4,310,718

	TOTAL	—	$21,706,961		$15,595,838		$22,059,593		$21,294,264	$35,500,660

Name	Compensation Element	Termination for Cause or Not for Good Reason	Death		Disability		Termination Without Cause or for Good Reason		CIC	Termination Without Cause or For Good Reason following CIC(9)
Martin M. Ellen	Salary Continuation Payments	—	—		—		—		—	—
	Lump Sum Cash Payments	—	—		—		$2,140,000	(2)	—	$5,089,886
	Lump Sum Target Award MIP Payment	—	—		—		—		—	—
	Lump Sum 2011 MIP Payment	—	$481,500	(4)	$481,500	(4)	$501,647	(4)	—	$481,500
	Medical, Dental and Vision Benefits Continuation	—	—		—		—		—	$25,394
	Outplacement Services	—	—		—		$7,250		—	$7,250
	Accelerated Equity Payments
	RSUs(6)	—	$4,441,303		$2,055,261		$2,055,261		$4,441,303	$4,441,303
	PSUs(7)	—	$109,613		$109,613		$109,613		$395,155	$395,155
	Stock Options(8)	—	$722,149		$299,119		$299,119		$722,149	$722,149

	TOTAL	—	$5,754,565		$2,945,493		$5,112,890		$5,558,607	$11,162,637

Name	Compensation Element	Termination for Cause or Not for Good Reason	Death		Disability		Termination Without Cause or for Good Reason		CIC	Termination Without Cause or For Good Reason following CIC(9)
James J. Johnston	Salary Continuation Payments	—	—		—		—		—	—
	Lump Sum Cash Payments	—	—		—		$1,874,600	(2)	—	$3,665,017
	Lump Sum Target Award MIP Payment	—	—		—		—		—	—
	Lump Sum 2011 MIP Payment	—	$428,480	(4)	$428,480	(4)	$424,628	(4)	—	$428,480
	Medical, Dental and Vision Benefits Continuation	—	—		—		—		—	$34,675
	Outplacement Services	—	—		—		$7,250		—	$7,250
	Accelerated Equity Payments
	RSUs(6)	—	$3,720,911		$2,633,845		$2,633,845		$3,720,911	$3,720,911
	PSUs(7)	—	$100,480		$100,480		$100,480		$362,229	$362,229
	Stock Options(8)	—	$1,036,086		$681,139		$681,139		$1,036,086	$1,036,086

	TOTAL	—	$5,285,957		$3,843,944		$5,721,942		$5,119,226	$9,254,648

Name	Compensation Element	Termination for Cause or Not for Good Reason	Death		Disability		Termination Without Cause or for Good Reason		CIC	Termination Without Cause or For Good Reason following CIC(9)
Rodger L. Collins	Salary Continuation Payments	—	—		—		—		—	—
	Lump Sum Cash Payments	—	—		—		$1,856,400	(2)	—	$3,716,854
	Lump Sum Target Award MIP Payment	—	—		—		—		—	—
	Lump Sum 2011 MIP Payment	—	$424,320	(4)	$424,320	(4)	$297,824	(4)	—	$424,320
	Medical, Dental and Vision Benefits Continuation	—	—		—		—		—	$25,043
	Outplacement Services	—	—		—		$7,250		—	$7,250
	Accelerated Equity Payments
	RSUs(6)	—	$3,720,911		$2,633,845		$2,633,845		$3,720,911	$3,720,911
	PSUs(7)	—	$100,480		$100,480		$100,480		$362,229	$362,229
	Stock Options(8)	—	$1,036,086		$681,139		$681,139		$1,036,086	$1,036,086

	TOTAL	—	$5,281,797		$3,839,784		$5,576,938		$5,119,226	$9,292,693

Name	Compensation Element	Termination for Cause or Not for Good Reason	Death		Disability		Termination Without Cause or for Good Reason		CIC	Termination Without Cause or For Good Reason following CIC(9)
Derry L. Hobson	Salary Continuation Payments	—	—		—		$596,700	(1)	—	—
	Lump Sum Cash Payments	—	—		—		$351,000	(2)	—	$2,466,511
	Lump Sum Target Award MIP Payment	—	—		—		$245,700	(3)	—	—
	Lump Sum 2011 MIP Payment	—	$327,600	(4)	$327,600	(4)	$347,889	(4)	—	$327,600
	Medical, Dental and Vision Benefits Continuation	—	—		—		$7,443	(5)	—	$19,848
	Outplacement Services	—	—		—		$7,250		—	$7,250
	Accelerated Equity Payments
	RSUs(6)	—	$3,938,841		$3,042,783		$3,042,783		$3,938,841	$3,938,841
	PSUs(7)	—	$63,935		$63,935		$63,935		$230,484	$230,484
	Stock Options(8)	—	$862,102		$586,860		$586,860		$862,102	$862,102

	TOTAL	—	$5,192,478		$4,021,178		$5,249,560		$5,031,427	$7,852,636

(1)
The amounts shown represent salary continuation in an amount equal to (x) annual base salary and (y) target award under the MIP. The amounts shown represent 125% for Mr. Young and 75% for Mr. Hobson, in each case, according to the terms of their respective executive employment agreements.

(2)
The amounts shown represent lump sum cash payments equal (a) 125% of the annual base salary for Mr. Young and 75% of the annual base salary for Mr. Hobson under their executive employment agreements and (b) 400%, 350% and 350% of the annual base salary for each of Mr. Ellen, Mr. Johnston and Mr. Collins, respectively, under the Company's Severance Pay Plan.

(3)
The amounts shown represent lump sum payments under the MIP equal to 125% of the target award for Mr. Young, and 75% of the target award for Mr. Hobson under their respective executive employment agreements.

(4)
The amounts shown under the "Death" and "Disability" columns represent each NEO's target award under the MIP, pro-rated through the assumed employment termination date. The amounts shown under the "Termination Without Cause or for Good Reason" column represents lump sum cash payments equal to each NEO's 2011 MIP payment, pro-rated through the assumed employment termination date and based on the actual performance targets achieved for the year in which such assumed termination of employment occurred. The amounts are paid to Messrs. Young and Hobson under their executive employment agreements and to Messrs. Ellen, Johnston and Collins under the Company's Severance Pay Plan.

(5)
The amounts shown represent the combined cash value of benefits continuation over the salary continuation period under the executive employment agreements of Mr. Young and Mr. Hobson.

(6)
The amounts shown represent the value of unvested RSU awards and dividend equivalent payments under the Omnibus Stock Incentive Plan of 2008 and the Omnibus Stock Incentive Plan of 2009 that vest under the occurrence of the specific event.

(7)
The amounts shown represent the value of unvested PSU awards and dividend equivalent payments under the Omnibus Stock Incentive Plan of 2009 that vest under the occurrence of the specific event. The PSU awards are calculated at target performance levels.

(8)
The amounts shown represent the value of the unvested stock options under the Omnibus Stock Incentive Plan of 2008 and the Omnibus Stock Incentive Plan of 2009 that vest under the occurrence of the specific event. These stock options remain exercisable for 90 days from the employment termination date.

(9)
The amounts shown represent the value to be delivered to an executive upon a termination without cause by the employer or a termination for good reason by the employee within a 2-year period following a CIC under the CIC Plan. The amounts shown in the lump sum cash payments row equal the sum of (i) 300%, 275%, 250%, 250% and 200% of annual base salary and target award under the MIP for Mr. Young, Mr. Ellen, Mr. Johnston, Mr. Collins and Mr. Hobson, respectively and (ii) the estimated 280G gross up payment of $5,071,624 for Mr. Young, $2,294,511 for Mr. Ellen, $1,254,817 for Mr. Johnston, $1,330,054 for Mr. Collins and $875,311 for Mr. Hobson. The full acceleration value of equity awards is also included due to the CIC event that preceded the termination under this scenario.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER
EQUITY COMPENSATION PLANS

    The following table summarizes certain information related to our equity award plans as of December 31, 2011.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Initial Column)(3)
Equity Compensation Plans approved by stockholders
Omnibus Stock Incentive Plan of 2009(1)	3,279,603	$15.67	16,551,025
Omnibus Stock Incentive Plan of 2008(2)	2,358,994	$5.96	—
Equity Compensation Plans not approved by stockholders	—	—	—

Total	5,638,597	$11.61	16,551,025

(1)
Represents 1,652,930 RSUs that have been awarded, 130,831 PSUs that have been awarded and 1,495,842 stock options that have been granted under the Omnibus Stock Incentive Plan of 2009. The stock options have a weighted average exercise price of $34.36 and weighted average remaining contractual term of 8.66 years.

(2)
Represents 1,537,494 RSUs that have been awarded and 821,500 stock options that have been granted under the Omnibus Stock Incentive Plan of 2008. The stock options have a weighted average exercise price of $17.11 and weighted average remaining contractual term of 6.92 years.

(3)
Represents awards authorized for future grants under the Omnibus Stock Incentive Plan of 2009.

REPORT OF THE AUDIT COMMITTEE

    Through February 28, 2011, Mr. Martin (Chairman), Mr. Adams and Ms. Patsley served on the Audit Committee of the Board. Commencing on March 1, 2011, the Audit Committee was comprised of Mr. Martin (Chairman), Mr. Adams, Ms. Roché and Mr. Rogers. All of such Audit Committee members are independent as defined in the current NYSE listing standards.

    The Audit Committee charter, as revised and approved by the Board on May 18, 2011, sets forth the duties and responsibilities of the Audit Committee. The Audit Committee's responsibility is oversight and it is not responsible to prepare the Company's financial statements, to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles ("GAAP") and other applicable rules and regulations.

    Management has primary responsibility for the preparation of the financial statements, completeness and accuracy of financial reporting and the overall system of internal control over financial reporting. The Audit Committee has reviewed and discussed the Company's financial statements with management and management's evaluation and assessment of the effectiveness of internal control over financial reporting.

    Deloitte & Touche, our independent registered public accounting firm for fiscal year 2011, is responsible for auditing the financial statements and expressing an opinion on the fairness of the financial statements and their conformity with GAAP and for auditing of internal control over financial reporting and expressing an opinion on its effectiveness. The Audit Committee has discussed with Deloitte & Touche, with and without management present, the financial statement audit, its evaluation of effectiveness of internal controls and the overall quality of financial reporting. Deloitte & Touche has provided to us their written communications containing the disclosures required by the Public Company Accounting Oversight Board ("PCAOB") Rule AU 380 (Communication with Audit Committees) and has discussed those disclosures with the Audit Committee. Deloitte & Touche has provided to the Audit Committee the written disclosures and the letter regarding its independence as required by PCAOB Rule 3526 (communications with Audit Committees Concerning Independence) and the Audit Committee has discussed Deloitte & Touche's independence with their representatives. The Audit Committee also concluded that Deloitte & Touche's provision of non-audit services is compatible with Deloitte & Touche's independence.

    Based on the considerations referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Submitted by the Audit Committee of the Board:
Terence D. Martin (Chairman) John L. Adams Joyce M. Roché Ronald G. Rogers

THE ABOVE REPORT OF THE AUDIT COMMITTEE WILL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH OR INCORPORATED BY REFERENCE INTO ANY FILING BY US UNDER THE SECURITIES ACT OF 1933 OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE SUCH REPORT BY REFERENCE.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Through February 28, 2011, Mr. Stahl (Chairman), Mr. Rogers and Ms. Szostak served on the Compensation Committee. Commencing on March 1, 2011, the Compensation Committee was comprised of Mr. Stahl (Chairman), Ms. Patsley and Ms. Szostak. No member of the Compensation Committee was an officer or employee of ours or any of our subsidiaries. None of our executive officers served on the board of directors or on the compensation committee of any other entity, for which any officers of such other entity served either on the Board or on our Compensation Committee. For information on insider participation, see "Certain Transactions."

CERTAIN TRANSACTIONS

    All new or continuing related party transactions will be reviewed by the Board, the Corporate Governance and Nominating Committee or the Compensation Committee, as appropriate, to ensure the transactions are fair to us and in accordance with the Company's Code of Business Conduct and Ethics.

    Michael F. Weinstein is a co-founder of INOV8, owning in excess of forty percent of the equity in INOV8. INOV8 owns approximately 44% of the equity in Hydrive Energy LLC (the "LLC") which has developed the energy drink HYDRIVE. The Company distributes HYDRIVE and owns a minority interest in the LLC. In fiscal year 2011, the Company paid the LLC approximately $4.4 million for product, which the Company resold.

    On September 1, 2011, the Board authorized management to negotiate the terms of an increase in the equity investment in the LLC and waived any conflict of interest under the Company's Code of Business Conduct and Ethics that may arise as a result of this additional investment. On November 7, 2011, the Company entered into an agreement to invest $2,000,000 in the LLC, raising the Company's minority equity interest in the LLC to approximately 40%.

    In addition, on September 1, 2011, the Board authorized management to negotiate an arms' length agreement for the Company's performance of product development services for HYDRIVE to further advance the flavor and functionality of the product and waived any conflict of interest under the Company's Code of Business Conduct and Ethics that may result from the agreement for the services. In accordance with such authorization, the Company entered into an agreement with the LLC on November 18, 2011. The approximate dollar value of the services provided by the Company under this agreement is $100,000.

    As a result of our relationship with the LLC and HYDRIVE, Mr. Weinstein is not an independent director and will not serve on any committee which requires independent directors.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS WITH MULTIPLE STOCKHOLDERS

    If you have consented to the delivery of only one Notice, Annual Report or set of proxy materials, as applicable, to multiple Dr Pepper Snapple Group, Inc. stockholders who share your address, then only one Notice, Annual Report or set of proxy materials, as applicable, is being delivered to your household unless we have received contrary instructions from one or more of the stockholders sharing your address. We will deliver promptly upon oral or written request a separate copy of the Notice, Annual Report or set of proxy materials, as applicable, to any stockholder at your address. If you wish to receive a separate copy of the Notice, Annual Report or set of proxy materials, as applicable, you may call us at (972) 673-7000 (please ask for Investor Relations) or write to us at Dr Pepper Snapple Group, Inc., Attn: Investor Relations, 5301 Legacy Drive, Plano, Texas 75024. Stockholders sharing an address who now receive multiple copies of the Notice, Annual Report or set of proxy materials, as applicable, may request delivery of a single copy by calling us at the above number or writing to us at the above address.

 STOCKHOLDERS PROPOSALS FOR 2012 ANNUAL MEETING

    We currently expect to hold our 2012 Annual Meeting on or around May 16, 2013, and mail the Proxy Statement for that meeting in March 2013, subject to any changes we may make. If any of our stockholders intends to present a proposal for consideration at the 2012 Annual Meeting, including the nomination of directors, without inclusion of such proposal in the proxy statement and form of proxy, such stockholder must provide notice to us of such proposal.

    Pursuant to Rule 14a-8 of the Exchange Act, stockholder proposals will need to be received by us not later than November 27, 2012, in order to be eligible for inclusion in the proxy statement and form of proxy distributed by the Board with respect to the 2012 Annual Meeting. With respect to any notice of a proposal that a stockholder intends to present for consideration at the 2012 Annual Meeting, without inclusion of such proposal in the proxy statement and form of proxy, in accordance with Article II, Section 6(c) or 7(b) of our By-laws, as applicable, stockholder proposals will need to be received by us not sooner than January 18, 2013, but not later than February 17, 2013, in order to be presented at the 2012 Annual Meeting. Stockholder proposals must be sent to our principal executive offices, 5301 Legacy Drive, Plano, Texas 75024, Attention: James L. Baldwin, Corporate Secretary.

By Order of the Board of Directors

James L. Baldwin Corporate Secretary

March 26, 2012

Appendix A

Proposed Amendments to Declassify the Board

Certificate of Incorporation

Article NINTH, marked to show the proposed amendment

    (c)  Classes of Directors.  Until the election of directors at the annual meeting of stockholders to be held after the year ending December 31, 2012 (the "2012 Annual Meeting"), t~~T~~he Board shall be and is divided into three classes: Class I, Class II and Class III. The assignment of directors among classes shall be determined by resolution of the Board.

    (d)  Terms of Office.  Beginning with any director elected at the 2012 Annual Meeting, each director whose term is expiring shall be elected for a term of one (1) year. Any director who was elected for a three (3) year term prior to the 2012 Annual Meeting (each, a "Continuing Classified Director") shall serve the remaining duration of his or her three-year term. Each director shall hold office for the term for which he or she was elected and until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement or removal. Upon the expiration of the term of a Continuing Classified Director, each elected successor for such director shall be elected for a one (1) year term. No decrease in the authorized number of directors shall shorten the term of any Continuing Classified Director.

    ~~Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each director initially appointed to Class I shall serve for a term expiring at the Corporation's annual meeting of stockholders held in 2009; each director initially appointed to Class II shall serve for a term expiring at the Corporation's annual meeting of stockholders held in 2010; and each director initially appointed to Class III shall serve for a term expiring at the Corporation's annual meeting of stockholders held in 2011; provided further, that the term of each director shall continue until the election and qualification of a successor and shall be subject to such director's earlier death, resignation, retirement or removal.~~

    (g)  Vacancies.  Subject to the rights of the holders of any series of Preferred Stock then outstanding, any vacancy or newly created directorships in the Board, however occurring, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. A director elected to fill a vacancy shall ~~hold office until the next election of the class for which such director shall have been chosen~~ have the same remaining term as that of his or her predecessor, subject to the election and qualification of a successor and to such director's earlier death, resignation, retirement or removal.

By-laws

Article III, marked to show the proposed amendment

    Section 3.  Classes of Directors.  Until the election of directors at the annual meeting of stockholders to be held after the year ending December 31, 2012 (the "2012 Annual Meeting"), t~~T~~he Board shall be and is divided into three classes: Class I, Class II and Class III. The assignment of directors among classes shall be determined by resolution of the Board.

    Section 4.  Terms of Office.  Beginning with any director elected at the 2012 Annual Meeting, each director whose term is expiring shall be elected for a term of one (1) year. Any director who was elected for a three (3) year term prior to the 2012 Annual Meeting (each, a "Continuing Classified Director") shall serve the remaining duration of his or her three-year term. Each director shall hold office for the term for which he or she was elected and until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement or removal. Upon the expiration of the term of a Continuing Classified Director, each elected successor for such director shall be elected for a one (1) year term. No decrease in the authorized number of directors shall shorten the term of any Continuing Classified Director.

    ~~Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each director initially appointed to Class I shall serve for a term expiring at the Corporation's annual meeting of stockholders held in 2009; each director initially appointed to Class II shall serve for a term expiring at the Corporation's annual meeting of stockholders held in 2010; and each director initially appointed to Class III shall serve for a term expiring at the Corporation's annual meeting of stockholders held in 2011; provided further, that the term of each director shall continue until the election and qualification of a successor and shall be subject to such director's earlier death, resignation, retirement or removal.~~

    Section 11.  Vacancies.  Subject to the rights of the holders of any series of Preferred Stock then outstanding, any vacancy or newly created directorships in the Board, however occurring, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. A director elected to fill a vacancy shall ~~hold office until the next election of the class for which such director shall have been chosen~~ have the same remaining term as that of his or her predecessor, subject to the election and qualification of a successor and to such director's earlier death, resignation, retirement or removal.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000131139_1 R1.0.0.11699 Dr Pepper Snapple Group, Inc. 5301 Legacy Drive Plano,TX 75024 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 16, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 16, 2012. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: For Against Abstain 1. Election of Directors 1a David E. Alexander 1b Pamela H. Patsley 1c M. Anne Szostak 1d Michael F. Weinstein The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 To ratify the appointment of Deloitte & Touche as the Company's independent registered public accounting firm for fiscal year 2012. 3 To approve the following advisory resolution regarding the compensation of the Company's Named Executive Officers: RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to the compensation disclosure rules and regulations of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion, is hereby APPROVED. For Against Abstain 4 To consider and vote upon proposed amendments to the Company's Certificate of Incorporation and By-laws to declassify the Company's Board and provide for the annual election of directors. The Board of Directors recommends you vote AGAINST the following proposal: For Against Abstain 5 To consider and act upon a stockholder proposal regarding a comprehensive recycling strategy for beverage containers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000131139_2 R1.0.0.11699 ADMISSION TICKET Annual Meeting of Stockholders Thursday, May 17, 2012 10:00 a.m. (CDT) Westin Stonebriar Resort Conference Center 1549 Legacy Drive Frisco, Texas 75034 If you wish to attend the Annual Meeting of Stockholders in person, please present this admission ticket and a valid picture identification for admission. Cameras, recording equipment and other electronic devices will not be permitted at the Annual Meeting. Directions to the Annual Meeting are on our website at www.drpeppersnapplegroup.com under Investors and Events & Presentations captions. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K Wrap is/are available at www.proxyvote.com . DR PEPPER SNAPPLE GROUP, INC. ANNUAL MEETING OF STOCKHOLDERS—MAY 17, 2012 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Larry D. Young, Martin M. Ellen, and James L. Baldwin, or any of them, as proxies for the undersigned, with full power of substitution, to act and to vote all shares of common stock of Dr Pepper Snapple Group, Inc. held of record or in an applicable plan by the undersigned at the close of business on March 19, 2012, at the Annual Meeting of Stockholders to be held at the Westin Stonebriar Resort Conference Center, 1549 Legacy Drive, Frisco, Texas 75034, at 10:00 a.m., Central Daylight Time, on Thursday, May 17, 2012, or any postponement or adjournment thereof. In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof. This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. If this proxy is properly executed and returned but no direction is made, this proxy will be voted for each of the nominees for Class I directors in proposal 1, for ratification of Deloitte & Touche as the Company's independent registered public accounting firm for fiscal year 2012 in proposal 2, for the advisory resolution to approve the compensation of the Company's Named Executive Officers as set forth in Proposal 3, and for the proposed amendments to the Company's Certificate of Incorporation and By-laws to declassify our Board and provide for the annual election of directors as set forth in Proposal 4, and against the stockholder proposal regarding a comprehensive recycling strategy for beverage containers as set forth in Proposal 5. Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof. PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS. IMPORTANT—THIS PROXY CARD MUST BE SIGNED ON THE REVERSE SIDE.